                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY
--------------------------------------------------------------------------------


                            STOCK PURCHASE AGREEMENT

                                     AMONG

                                 WEBGAIN, INC.,

                            TENDRIL SOFTWARE, INC.,

                                 NEERAJ SANGAL

                                      AND

                  THE SHAREHOLDERS LISTED ON SCHEDULE 1 HERETO

                           DATED AS OF MARCH 7, 2000


--------------------------------------------------------------------------------

                              -------------------
                               TABLE OF CONTENTS
                              -------------------

                                                                            Page
                                                                            ----
                                   ARTICLE I

DEFINITIONS ...............................................................   1

                                   ARTICLE II

                        PURCHASE AND SALE OF THE SHARES

Section 2.01.  Purchase and Sale ..........................................   4
Section 2.02.  Purchase Price and Earn-Out ................................   5
Section 2.03.  Payment of Purchase Price; Earn-Out ........................   5
Section 2.04.  Escrow Deposit .............................................   6
Section 2.05.  Options ....................................................   6
Section 2.06.  Closing ....................................................   7
Section 2.07.  Closing Deliveries .........................................   7
Section 2.08.  Further Assurances .........................................   9
Section 2.09.  Consummation of Closing ....................................   9

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                        AND THE CONTROLLING SHAREHOLDER

Section 3.01.  Corporate Existence and Power ..............................   9
Section 3.02.  Corporate Authorization and Authority ......................  10
Section 3.03.  Governmental Authorization .................................  10
Section 3.04.  Effect of Agreement on the Company .........................  10
Section 3.05.  Capitalization .............................................  10
Section 3.06.  Subsidiaries ...............................................  11
Section 3.07.  Financial Statements .......................................  11
Section 3.08.  Absence of Certain Changes .................................  12
Section 3.09.  No Undisclosed Material Liabilities ........................  13
Section 3.10.  Related Party Transactions .................................  14
Section 3.11.  Material Contracts .........................................  14
Section 3.12.  Litigation .................................................  16
Section 3.13.  Compliance with Laws and Court Orders; No Defaults .........  16
Section 3.14.  Properties .................................................  16
Section 3.15.  Products ...................................................  17


Section 3.16.   Intellectual Property......................................  18
Section 3.17.   Insurance Coverage.........................................  21
Section 3.18.   Licenses and Permits.......................................  21
Section 3.19.   Inventories................................................  22
Section 3.20.   Loans, Notes, Accounts Receivable and Accounts Payable.....  22
Section 3.21.   Omitted....................................................  22
Section 3.22.   Finders' Fees..............................................  22
Section 3.23.   Employees..................................................  22
Section 3.24.   Labor Matters..............................................  23
Section 3.25.   Environmental Matters......................................  23
Section 3.26.   Certain Practices..........................................  23
Section 3.27.   Records....................................................  23
Section 3.28.   No Indemnification Liabilities.............................  23
Section 3.29.   Full Disclosure............................................  24
Section 3.30.   Disclosure Schedules.......................................  24

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Section 4.01.   Title to Securities and Shares.............................  24
Section 4.02.   Shareholder Power and Authority............................  25
Section 4.03.   Effect of Agreement on the Shareholders....................  25
Section 4.04.   Litigation.................................................  25
Section 4.05.   Shareholder Agreements.....................................  25
Section 4.06.   Full Disclosure............................................  26

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER

Section 5.01.   Corporate Existence and Power..............................  26
Section 5.02.   Corporate Authorization and Authority......................  26
Section 5.03.   Governmental Authorization.................................  26
Section 5.04.   Effect of Agreement on Buyer...............................  27
Section 5.05.   Finders' Fees..............................................  27
Section 5.06.   Investment.................................................  27

                                      ARTICLE VI

                               COVENANTS OF THE PARTIES

Section 6.01.   Best Efforts ...........................................................  27
Section 6.02.   Certain Filings ........................................................  27
Section 6.03.   Public Announcements ...................................................  28
Section 6.04.   Noncompetition; Nonsolicitation ........................................  28
Section 6.05.   Confidentiality ........................................................  28
Section 6.06.   No Negotiations ........................................................  29
Section 6.07.   Access to Company and the Stockholders .................................  29

                                     ARTICLE VII

                          TAX REPRESENTATIONS AND COVENANTS

Section 7.01.   Tax Definitions ........................................................  29
Section 7.02.   Tax Representations and Covenants ......................................  30

                                     ARTICLE VIII

                                  EMPLOYEE BENEFITS

Section 8.01.   Employee Benefits Definitions ..........................................  33
Section 8.02.   Representations and Warranties Regarding the Plans .....................  33
Section 8.03.   Representations and Covenants Regarding No Third-Party Beneficiaries ...  35

                                      ARTICLE IX

                               COVENANTS OF THE COMPANY
                                 AND THE SHAREHOLDERS

Section 9.01.   Cooperation ............................................................  35
Section 9.02.   Access .................................................................  35
Section 9.03.   Insurance ..............................................................  36
Section 9.04.   Compliance with Laws ...................................................  36
Section 9.05.   Keeping of Books and Records ...........................................  36
Section 9.06.   Actions Prior to Closing ...............................................  37
Section 9.07.   Notice of Changes; Updates .............................................  39
Section 9.08.   Preservation of Business ...............................................  39
Section 9.09.   Litigation .............................................................  39


Section 9.10.   Continued Effectiveness of Representations and Warranties.....39
Section 9.11.   Obligations of Affiliates.....................................39
Section 9.12.   Consents......................................................40


                                   ARTICLE X

                             CONDITIONS TO CLOSING

Section 10.01.  Conditions to Obligations of the Parties......................40
Section 10.02.  Conditions to Obligation of Buyer.............................41
Section 10.03.  Conditions to Obligation of the Company and the Shareholders..42


                                   ARTICLE XI

                           SURVIVAL; INDEMNIFICATION

Section 11.01.  Survival......................................................43
Section 11.02.  Indemnification Obligations...................................43
Section 11.03.  Method of Asserting Claims, Etc. .............................44
Section 11.04.  Arbitration...................................................46
Section 11.05.  Payment.......................................................47
Section 11.06.  No Contribution...............................................48
Section 11.07.  Equitable Relief..............................................48
Section 11.08.  The Representative............................................48


                                  ARTICLE XII

                                  TERMINATION

Section 12.01.  Grounds for Termination.......................................50
Section 12.02.  Effect of Termination.........................................50


                                  ARTICLE XIII

                                 MISCELLANEOUS

Section 13.01.  Notices.......................................................51
Section 13.02.  Modifications and Amendments..................................52
Section 13.03.  Waivers and Consents..........................................52
Section 13.04.  Interpretation................................................52
Section 13.05.  Reliance......................................................53

Section 13.06.  Expenses......................................................53
Section 13.07.  Successors and Assigns........................................53
Section 13.08.  Governing Law.................................................53
Section 13.09.  Counterparts; Third Party Beneficiaries.......................53
Section 13.10.  Entire Agreement..............................................54
Section 13.11.  Specific Performance..........................................54
Section 13.12.  Knowledge.....................................................54

SCHEDULE 1 -- Tendril Software Shareholders

SCHEDULE 2.02 -- Technical Milestones

Exhibit A -- Form of Escrow Agreement

Exhibit B -- Form of Buyer Stock Option Agreement

Exhibit C -- Buyer's Officer's Certificate

Exhibit D -- Morrison & Foerster LLP Opinion

Exhibit E -- Shapiro, Israel & Weiner, P.C. Opinion

Exhibit F -- Officer's Certificate

Exhibit G -- Offer Letters

                            STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT ("Agreement") dated as of March 7, 2000 ("Effective Date") among WebGain, Inc., a Delaware corporation (the "Buyer"), Tendril Software, Inc., a Delaware corporation (the "Company"), and Mr. Neeraj Sangal (the "Controlling Shareholder") and those persons listed on Schedule 1 (such persons, including the Controlling Shareholder, being referred to herein individually as a "Shareholder" and collectively as the "Shareholders").

                                  WITNESSETH:

        WHEREAS, the Shareholders own all of the outstanding shares of Common Stock and Preferred Stock and all outstanding options ("Options") to purchase shares of Common Stock of the Company with each Shareholder owning the number and type of security set forth opposite such Shareholder's name in columns B, C and D of Schedule 1; and

        WHEREAS, Buyer is willing to buy and the Shareholders are willing to sell the shares of Common Stock, including any shares of Common Stock underlying the Preferred Stock or issuable upon exercise of the Options (collectively, the "Shares"), set forth opposite the Shareholders' names in columns B, C and D of
Schedule 1 at Closing on the terms and conditions and in reliance on the representations and warranties herein set forth.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations and warranties set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        The following terms, as used herein, have the following meanings:

        "Accelerated Options" shall have the meaning set forth in Section 2.05.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that no party to this Agreement shall be deemed to be an Affiliate of any other party to this Agreement (including, without limitation, the Company) solely by reason of its ownership of Common Stock.

        "Balance Sheet" means the balance sheet of the Company as of December 31, 1999.

        "Balance Sheet Date" means December 31, 1999.

        "Cancelled Options" shall have the meaning set forth in Section 2.05.

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any regulations promulgated thereunder.

        "Closing" shall have the meaning set forth in Section 2.06.

        "Closing Date" means the date of the Closing.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means the common stock, $0.01 par value, of the Company.

        "Company Intellectual Property Right" means any Intellectual Property Right owned or licensed and used or held for use by the Company.

        "Company Listed Intellectual Property Right" shall have the meaning set forth in Section 3.16.

        "Company Securities" shall have the meaning set forth in Section 3.05.

        "Confidential Information" means any information relating to the assets, prospects, products, services or operations of the Company, Buyer or any Affiliate of the Company or Buyer that is not generally known, is proprietary to the Company, Buyer or such Affiliate and is made known to a Person or learned or acquired by such Person while such Person was an officer, director, employee or independent contractor of the Company or Buyer.

        However, Confidential Information shall not include information that (i) has been publicly disclosed other than as a result of a breach of an obligation herein or of any agreement between such Person and the Company; or (ii) such Person received from a third party under no obligation to maintain such information in confidence if the third party came into possession of such information other than as a result of a breach of a confidentiality obligation.

        "Controlling Shareholder" means Mr. Neeraj Sangal.

        "Earn-Out" shall have the meaning set forth in Section 2.02.

        "Earn-Out Period" shall have the meaning set forth in Section 2.02.

        "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, now in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants Hazardous Substances or wastes or the clean-up or other remediation thereof.

        "Environmental Liabilities" means any and all liabilities of or relating to the Company (including any entity which is, in whole or in part, a predecessor of the Company), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (a) arise under or relate to matters covered by Environmental Laws and (b) relate to actions occurring or conditions existing on or prior to the Closing Date.

        "Environmental Permits" means all permits, licenses, authorizations, certificates and approvals of governmental authorities required by any Environmental Laws to be obtained by the Company or relating to any Environmental Law and necessary or proper for the business of the Company as currently conducted.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all regulation promulgated thereunder.

        "Escrow" shall have the meaning set forth in Section 2.04.

        "Escrow Agent" shall have the meaning set forth in Section 2.04.

        "Escrow Agreement" shall have the meaning set forth in Section 2.04.

        "Escrow Amount" shall have the meaning set forth in Section 2.04.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "GAAP" means generally accepted accounting principles, consistently applied.

        "Hazardous Substances" means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance regulated under any Environmental Laws.

        "Immediate Family Member" means, with respect to any Person, such Person's spouse, parents, children and siblings.

        "Intellectual Property Right" means any trademark, copyright, service mark, trade name, net lists, patents (including any registrations or applications for registration of any of the foregoing), or trade secrets including, but not limited to any such legal rights included in any schematics, technology, know-how, computer software programs or applications (in both source code and object code form) and in other tangible or intangible information or material.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

        "Material Adverse Effect" means any material adverse change in, or material adverse effect on, the business, assets, prospects, results of operations, value or financial or other condition of the Company or the Buyer, as the case may be, or any event or circumstance that could reasonably be expected to have any such effect or that could reasonably be expected to prevent, hinder or delay the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents.

        "Material Agreement" shall have the meaning set forth in Section 3.11.

        "Options" shall have the meaning set forth in the recitals to this Agreement.

        "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Plan" shall mean Buyer's 2000 Stock Incentive Plan, as such plan may be amended from time to time.

        "Preferred Stock" means the Series A Preferred Stock, $0.01 par value, of the Company.

        "Purchased Options" shall have the meaning set forth in Section 2.05.

        "Purchase Price" shall have the meaning set forth in Section 2.02.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Shares" shall have the meaning set forth in the recitals to this Agreement.

        "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly beneficially owned by the Company.

        "Technical Milestones" shall have the meaning set forth in Section 2.02.

        "Transaction Documents" means this Agreement, the Escrow Agreement, the Employment Agreements and any other document contemplated hereby or thereby.


                                   ARTICLE II

                         PURCHASE AND SALE OF THE SHARES

        Section 2.01 PURCHASE AND SALE. Upon the basis of the representations and warranties herein contained and on the terms and subject to the conditions of this Agreement, on the Closing Date and effective as of the Closing, each of the Shareholders shall sell, convey, assign, transfer and deliver to Buyer and Buyer shall purchase from each Shareholder, that number of Shares, each as set forth opposite the name of such Shareholder in columns B, C and D of Schedule 1 hereto, free and clear of all Liens, in exchange for the Purchase Price set forth opposite the name of such Shareholder in column F of Schedule 1 hereto (subject to withholding of the Escrow Amount as provided in Section 2.04 and any tax withholding as provided in Section 2.05(c)).

        Section 2.02 PURCHASE PRICE AND EARN-OUT. The purchase price for the Shares shall be $8,893,913 (the "Purchase Price). In addition, under the provisions stated below, the Buyer shall pay the Shareholders an additional amount up to $3,850,000 in cash (the "Earn-Out") to be paid as follows:

        Technical Milestone. Buyer shall pay the Shareholders, pro rata according to each Shareholder's proportionate interest set forth under column E of Schedule 1, the amounts that correspond to the achievement of each technical milestone (the "Technical Milestones") as are set forth in the Technical Milestones Schedule (Schedule 2.02 hereto) within 30 days of the achievement of such Technical Milestone, which shall be deemed achieved when the relevant component is released and incorporated in a shipping product, but only if such Technical Milestone is achieved during the 18 months following the Closing (the "Earn-Out Period"). Determination of the satisfaction of the Technical Milestones shall be made by Buyer subject to reasonable consultation with the Representative. Buyer agrees that during the Earn-Out Period it shall cooperate with Mr. Neeraj Sangal, Mr. Nicholas Kimball and Mr. Edward Farrell (the "TM Employees") to facilitate their work on the Technical Milestones (it being understood that the TM Employees shall have other duties as employees of Buyer). Buyer agrees that during the Earn-Out
  Period:

                (a) Buyer shall not sell, transfer or otherwise dispose of the Software (as defined in Section 3.15) other than to Affiliates of Buyer;

                (b) Buyer shall not terminate the employment of the TM Employees without Cause (as defined in the Plan); and

                (c) Buyer shall provide or make available reasonably adequate technical and personnel resources to the TM Employees and the business unit of Buyer tasked with the achievement of the Technical Milestones. It is acknowledged and agreed that the provision of 2080 man hours (which shall include any man hours of the TM Employees that are expended on Technical Milestones) during the Earn-Out Period shall be deemed satisfaction of this subsection (c)

        Section 2.03 PAYMENT OF PURCHASE PRICE; EARN-OUT. The Purchase Price and the Earn-Out, if any, shall be payable as follows:

                (a) The $8,893,913 Purchase Price (subject to withholding of the Escrow Amount as provided in Section 2.04 and any tax withholding as provided in
Section 2.05(c)) shall be paid by wire transfer to Shapiro, Israel & Weiner, P.C. at the Closing, and shall be disbursed by Shapiro, Israel & Weiner in accordance with column K of Schedule 1 hereto. The Earn-Out shall be paid as stated in Section 2.02. All amounts are payable in U.S. dollars.

                (b) The obligations of the Shareholders under Section 2.01 hereof shall be several, and not joint; provided, however, that in addition to other closing conditions set forth herein, Buyer shall not be obligated to purchase the Shares or pay any Earn-Out unless and until each Shareholder, tenders the stock certificate representing its Common Stock listed in column B of Schedule 1, converts its Preferred Stock listed in column C of Schedule 1 and tenders the stock certificate representing the Common Stock into which such Preferred Stock was converted, and exercises the Options listed in column D of
Schedule 1 and tenders the stock certificate representing the Common Stock resulting from the exercise of such Options, all in accordance with the terms and provisions of this Agreement.

        Section 2.04 ESCROW DEPOSIT. Notwithstanding the foregoing provisions of
Section 2.03 hereof and anything to the contrary contained in this Agreement, to secure the indemnification obligations of the Shareholders hereunder Buyer shall withhold an aggregate of $899,391 (the "Escrow Amount") from the respective amounts payable to the Shareholders pursuant to Section 2.03 hereof, and Buyer shall deposit the Escrow Amount into an account (the "Escrow"), to be governed by the terms hereof and the terms of an Escrow Agreement substantially in the form attached hereto as Exhibit A (the "Escrow Agreement" and the escrow agent designated therein, the "Escrow Agent").

        Section 2.05 OPTIONS.

                (a) Prior to the Closing, the Company, the Controlling Shareholder and each Shareholder, as applicable, shall (i) cancel any and all outstanding and unexercised Options that are scheduled to vest after January 1, 2001 (the "Cancelled Options") so that the Cancelled Options shall cease to represent a right to acquire shares of Common Stock, (ii) cause the acceleration of the vesting of all the unexercised Options held by the Shareholders that are scheduled to vest after the date hereof and on or before January 1, 2001 (the "Accelerated Options") so that the Accelerated Options vest completely prior to the Closing, and (iii) cause the Accelerated Options, and any and all other vested options (together with the Accelerated Options, the "Purchased Options"), to be exercised without payment of any exercise price (and all shares of Common Stock required to be issued pursuant to such exercise to be validly issued, fully paid and non-assessable shares) or terminated, such that, as of the Closing, (x) no options, warrants or other rights to acquire any shares of the Company's capital stock or any securities convertible into or exchangeable or exercisable for shares of the Company's capital stock are outstanding, and (y) no person other than the Shareholders shall have any right, title or interest in or to the ownership of the Company or any securities issued by Company, all of which holders shall have no such, right, title or interest in or to Company, other than their ownership of the Common Stock.

                (b) At the Closing, Buyer will replace the Cancelled Options with options of the Buyer, at a strike price of $0.15 per share, in the amounts set forth in column H of Schedule 1, which options shall be governed by the Plan and each Shareholder receiving such options shall enter into a stock option award agreement pursuant to such plan substantially in the form attached hereto as Exhibit B.

                (c) Notwithstanding the foregoing provisions of Section 2.03 hereof and anything to the contrary contained in this Agreement, to satisfy any tax withholding obligations of the Shareholders arising out of the acceleration and/or exercise of the Purchased Options (such amounts being set forth under the columns entitled "28% Federal Withholding," "5.95% State Withholding," "6.2% Employee FICA Withholding," and "1.45% Employee Medicare Tax" of Schedule 7.02(f), collectively, the "Option Withholding Obligations"), Buyer shall, in lieu of making a payment directly to such Shareholder, withhold from the respective amounts payable to the Shareholders pursuant to Section 2.03 hereof the aggregate amounts set forth in said columns of Schedule 7.02(f) with respect to such Shareholder and pay such amount directly to the Company. The Company agrees to promptly file any required tax returns, and remit any required tax withholding, in respect of the Option Withholding Obligations. The amounts set forth in the columns entitled "6.2% Employer FICA Due" and "1.45% Employer Medicare Tax" of Schedule 7.02(f) represent an obligation of the Company which shall be paid by the Company as required under applicable law (without any reduction in the Purchase Price). Schedule 2.05(c) contains a list of obligations of the Company (including Employer FICA and Medicare withholding) that will be paid by the Company post-closing in accordance with their terms or otherwise as required under applicable law, without any reduction in Purchase Price.

        Section 2.06 CLOSING. Subject to the satisfaction or waiver of each of the conditions set forth in Article X, the closing (the "Closing") of the purchase and sale of the Shares hereunder shall take place at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104, or other mutually agreed location, on the first mutually agreeable business day following the fulfillment or waiver of the conditions set forth in Article X, but in any event not later than ten business days after such fulfillment or waiver, or at such other time and place as the parties shall mutually agree (such date and time being called the "Closing Date").

        Section 2.07 CLOSING DELIVERIES. At the Closing on the terms and subject to the conditions set forth herein and in reliance on the representations, warranties, covenants and other agreements set forth herein, the parties to this Agreement shall deliver the following:

                (a) Buyer shall deliver to the Company, the Shareholders (or Shapiro, Israel & Weiner, P.C. on their behalf) or the Escrow Agent, as the case may be:

                        (i) a copy of the escrow agreement, duly and validly executed by an authorized officer of Buyer;

                (ii) 90% of the Purchase Price, such amounts to be paid (x) to Shapiro, Israel & Weiner, P.C. in an amount equal to the total set forth under column K of Schedule 1 hereto, and (y) to the Company in an amount equal to the total set forth on Schedule 7.02(f) to satisfy the Option Withholding Obligations;

                (iii) 10% of the Purchase Price to the Escrow Agent;

                (iv) $100,000 to Shapiro, Israel & Weiner, P.C., for distribution to the persons set forth on Schedule 13.06 in satisfaction of the fees and expenses as provided in Section 13.06;

                (v) $132,517.28 to the Company in an amount necessary to fund the "Ed Takacs" payable and "Employer Option Withholding" obligation set forth on Schedule 2.05(c);

                (vi) an officer's certificate substantially in the form attached hereto as Exhibit C, duly executed by an executive officer of Buyer (the "Buyer's Officer's Certificate");

                (vii) an opinion of Morrison & Foerster LLP, counsel to Buyer, dated as of the Closing Date, substantially in the form attached hereto as Exhibit D (the "Morrison & Foerster Opinion");

                (viii) an executed original of each Transaction Document to which the Buyer is a Party; and

                (ix) such other agreements, instruments, certificates and other documents as may be reasonably necessary or appropriate to effectuate completely the transactions contemplated hereby and each of the Transaction Documents.

        (b) Each Shareholder or the Representative, as the case may be, shall deliver to Buyer:

                (i) all certificates, transfer forms and other instruments, in form and substance satisfactory to Buyer, evidencing (A) the exercise, conversion or cancellation, as the case may be, of the Preferred Stock and the Options and (B) the transfer, conveyance and sale of all the Shares to be sold by such Shareholder to Buyer in accordance with the terms of this Agreement and as set forth on Schedule 1 hereto;

                (ii) a copy of the Escrow Agreement, duly and validly executed by the Representative, on behalf of the Shareholders;

                (iii) an executed original of each Transaction Document to which such Shareholder is a Party; and

                        (iv) such other agreements, instruments, certificates and other documents as may be reasonably necessary or appropriate to effectuate completely the transactions contemplated hereby and each of the Transaction Documents.

                (c) The Company shall deliver to Buyer the following:

                        (i) an opinion of Shapiro, Israel & Weiner, P.C., counsel to the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit E (the "Shapiro, Israel & Weiner, P.C. Opinion");

                        (ii) an officer's certificate, substantially in the form attached hereto as Exhibit F, duly executed by an executive officer of the Company (the "Officer's Certificate");

                        (iii) a copy of the countersigned offer letters, substantially in the form attached hereto as Exhibit G, as applicable, duly and validly executed by such employees of the Company as are designated by the Buyer prior to Closing (the employment agreements and offer letters are referred to herein as "Employment Agreements");

                        (iv) an executed original of each Transaction Document to which the Company is a Party; and

                        (v) such other agreements, instruments, certificates and other documents as may be reasonably necessary or appropriate to effectuate completely the transactions contemplated hereby and each of the Transaction Documents.

        Section 2.08 FURTHER ASSURANCES. At any time and from time to time after the Closing Date, at the request of Buyer and without further consideration, each Shareholder (and, as and to the extent necessary or appropriate, the Company or its officers) will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, the Shares.

        Section 2.09 CONSUMMATION OF CLOSING. All acts, deliveries and confirmations comprising the Closing regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery or confirmation of the Closing and none of such acts, deliveries, or confirmations shall be effective unless and until the last of the same shall have occurred.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                         AND THE CONTROLLING SHAREHOLDER

        The Company and the Controlling Shareholder jointly and severally represent and warrant to Buyer as of the date hereof and as of the Closing Date as follows:

        Section 3.01 CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and authority required to carry on its business as now conducted and as contemplated, as of the Closing, to be conducted by the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company has heretofore delivered or, on or prior to the Closing Date, will deliver, to Buyer true and complete copies of the Certificate of Incorporation and bylaws of the Company as currently in effect.

        Section 3.02 CORPORATE AUTHORIZATION AND AUTHORITY. The Company has the corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party. This Agreement, and the other Transaction Documents to which it is a party, have been duly authorized and approved by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and assuming that it has been duly executed and delivered by Buyer, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion. Each of the Transaction Documents to which the Company is a party, when executed and delivered in accordance with the terms hereof and assuming that each such Transaction Document has been duly executed and delivered by the other parties thereto, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion.

        Section 3.03 GOVERNMENTAL AUTHORIZATION. Except as set forth in Schedule 3.03, the execution, delivery and performance by the Company of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency, or official.

        Section 3.04 EFFECT OF AGREEMENT ON THE COMPANY. Except as set forth in
Schedule 3.04, neither the execution and delivery of this Agreement or the Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby will (i) result in the acceleration, material breach or termination of, or the creation in any party of the right to accelerate, terminate, modify, cancel or require any notice under, any contract, lease, license, instrument or other arrangement, or other obligation or liability to which the Company is a party or is bound or to which the Company's assets are subject, (ii) conflict with, violate or result in a breach of any provision of the Certificate of Incorporation or bylaws of the Company, (iii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction or decree applicable to the Company or by which any of its assets is bound or affected, except where such conflict or violation could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or (iv) result in the creation of any Lien upon the Shares or any assets, tangible or intangible, of the Company.

        Section 3.05 CAPITALIZATION.

                (a) The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of the date hereof, there were outstanding 5,300,000 shares of Common Stock and 850,000 shares of Preferred Stock. Each share of Preferred Stock converts into one share of Common Stock. All of the issued and outstanding shares of Common Stock and Preferred Stock are held of record by the Shareholders in the amounts set forth opposite each Shareholders name in Schedule 1, and are, to the knowledge of the Company, free and clear of all Liens. There are no shares of Common Stock or Preferred Stock held in the corporate treasury.

                (b) All issued and outstanding shares of Common Stock and Preferred Stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except as set forth in Schedule 3.05, the holders thereof are not, or will not be, entitled to any preemptive or other similar rights. Except as set forth in this Section 3.05 and except as set forth in Schedule 3.05, there are no outstanding or authorized (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into, exercisable for or exchangeable for shares of capital stock or voting securities of the Company or (iii) options, warrants, purchase rights, calls, commitments, subscription rights, conversion rights, exchange rights, stock appreciation, phantom stock, profit participation, or similar rights to acquire from the Company, or similar obligations of the Company to issue, any capital stock, voting securities or securities convertible into, exercisable for or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). All issued and outstanding Company Securities were issued (i) in transactions exempt from the registration provisions of the Securities Act, and
(ii) in compliance with or in transactions exempt from the registration provisions of applicable state securities or "blue-sky" laws. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities. There are no statutory or contractual shareholders' rights relating to the acquisition (including, without limitation, rights of first refusal, pre-emptive rights and anti-dilution rights), disposition, registration under the Securities Act, as amended, or other similar rights with respect to the Company Securities. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

        Section 3.06 SUBSIDIARIES. Except as set forth in Schedule 3.06, the Company does not own, and has never owned, any interest in any corporation or other business entity and, except as set forth in Schedule 3.06, the Company is not a participant, and has never been a participant, in any partnership or any joint venture with any third party.

        Section 3.07 FINANCIAL STATEMENTS. The Company has delivered to Buyer
(i) an unaudited (a) balance sheet as of December 31, 1999, (b) the related statements of income and cash flows for each such fiscal year then ended, and
(c) all related notes and schedules, if any; and (ii)(a) an unaudited balance sheet as of February 29, 2000, (b) the related statements of income, changes in stockholders equity, and cash flows for the period then ended, and (c) all related notes and schedules, if any (collectively, the "Financial Statements"). Except as set forth on Schedule 3.07, the Financial Statements present fairly in all material respects the financial condition of the Company as of such dates and the results of operations of the Company for such periods, include all material adjustments that are necessary for a fair presentation of the information shown, are correct and complete, and are consistent with the books and records of the Company (which books and records are true and complete in all material respects), provided that, the most recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items, none of which are material. The Company has disclosed to Buyer all material facts relating to the preparation of the Financial Statements.

        Section 3.08 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 3.08, since the Balance Sheet Date, the Company has conducted its business in the ordinary and usual course consistent with past practices and, except pursuant to or as contemplated under any Transaction Documents, there has not been any Material Adverse Effect and, to the knowledge of the Company, there is no condition or development or contingency of any kind existing that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, except as set forth in
Schedule 3.08 and in the transactions contemplated by the Agreement, since the Balance Sheet Date, there has not been, occurred or arisen, considered individually or in the aggregate:

                (a) any issuance or sale or authorization of the issuance or sale of any shares of capital stock or other securities of the Company or Company Securities relating to shares of capital stock or other securities of the Company;

                (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any direct or indirect repurchase, redemption, retirement, purchase or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

                (c) any amendment of any term of any outstanding security of the Company;

                (d) other than in the ordinary and usual course of business consistent with past practices, any incurrence, assumption or guarantee by the Company of any indebtedness in excess of $10,000 individually or $50,000 in the aggregate for (i) borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property or services for which the Company or its assets is liable, (ii) unfunded amounts under a loan agreement, letter of credit, or other credit facility for which the Company could be liable, if such amounts were advanced under the credit facility, (iii) amounts to be paid as a guaranteed payment or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) obligations under leases that constitute capital leases, and (v) interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether the Company is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations the Company otherwise assures a creditor against loss;

                (e) any Lien on any asset of the Company;

                (f) any making of any loan, advance or capital contributions to or investment in any Person;

                (g) any material damage, destruction or other casualty loss affecting the business or assets of the Company not fully covered by insurance;

                (h) any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right (direct or indirect, whether alleged, contingent or otherwise), other than transactions and commitments in the ordinary and usual course of business consistent with past practices;

                (i) any sale, assignment, transfer or grant of any license or sublicense with respect to any Intellectual Property Right or other intangible asset used or useful in the business of the Company, except sales, assignments, transfers or grants made in the ordinary course of business that are set forth in Schedule 3.08(i);

                (j) any incurrence or payment of any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary and usual course of business consistent with past practices;

                (k) any material change in any method of accounting or accounting practice by the Company, except for any such change after the date hereof required by reason of a concurrent change in GAAP;

                (1) any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of the Company (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any director, officer or employee of the Company, or (iii) change in compensation or other benefits payable to any director, officer or employee of the Company pursuant to any severance or retirement plans or policies thereof;

                (m) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, which employees were not subject to a collective bargaining agreement at the Balance

Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company;

                (n) to the knowledge of the Company, any other occurrence, event, incident, action, failure to act, or transaction outside the ordinary and usual course of business consistent with past practices involving the Company which could reasonably be expected to have a Material Adverse Effect; or

                (o) the Company has not committed to enter into nor is it the intention or expectation of the Company to enter into any of the foregoing.

        Section 3.09 NO UNDISCLOSED MATERIAL LIABILITIES. There are no material liabilities of the Company, considered individually or in the aggregate, of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

                (a) liabilities provided for in the Balance Sheet or disclosed in the notes thereto;

                (b) liabilities disclosed on Schedule 3.09; and

                (c) liabilities incurred for accounts payable and any accruals of current liabilities since the Balance Sheet Date in each case in type and amounts which are accrued in the ordinary and usual course of business consistent with past practices.

        Section 3.10 RELATED PARTY TRANSACTIONS. Schedule 3.10 contains a complete list of all transactions and agreements between the Company, on the one hand, and any Shareholders, suppliers, customers or other parties ("Related Parties"), on the other hand, where an officer, director, employee or holder of 5% or more of the outstanding equity of such Related Party is, or is an Immediate Family Member of, an officer, director, employee or holder of 5% or more of the outstanding capital stock of the Company.

        Section 3.11 MATERIAL CONTRACTS.

                (a) Except for the agreements disclosed in Schedule 3.11 (which agreements are referred to herein as "Material Agreements", and each a "Material Agreement") and except pursuant to or as contemplated under any of the Transaction Documents, the Company is not currently a party to or bound by:

                        (i) any lease (whether of real or personal property) providing for annual rentals of $10,000 or more;

                        (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets that provides for either
(A) annual payments by the Company of $10,000 or more or (B) aggregate payments by the Company of $50,000 or more;

                (iii) any consulting services, sales, distribution or other similar agreement providing for the sale by the Company of materials, supplies, goods, services, equipment or other assets that provides for either (A) annual payments to the Company of $10,000 or more or (B) aggregate payments to the Company of $50,000 or more;

                (iv) any partnership, joint venture or other similar agreement or arrangement;

                (v) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

                (vi) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement (A) with an aggregate outstanding principal amount not exceeding $10,000 and (B) which may be prepaid on not more than 30 days notice without the payment of any penalty;

                (vii) any license, franchise or similar agreement that provides for either (A) annual payments to or from the Company of $10,000 or more or (B) aggregate payments to or from the Company of $50,000 or more;

                (viii) any agency, dealer, sales representative, marketing or other similar agreement for that provides for either (A) annual payments by the Company of $10,000 or more or (B) aggregate payments by the Company of $50,000 or more;

                (ix) any agreement that limits the freedom of the Company to compete in any line of business or with any Person or in any area or which could so limit the freedom of the Company;

                (x) any agreement with any other Person directly or indirectly owning, controlling or holding with power to vote 5% or more of the outstanding voting securities of any Affiliate;

                (xi) any agreement with any director, officer or employee of the Company or with any "associate" or any member of the "immediate family" (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any such director, officer or employee;

                (xii) any other agreement, commitment, arrangement or plan not made in the ordinary and usual course of business consistent with past practices; or

                (xiii) any agreement not otherwise disclosed in Schedule 3.11 under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect; provided, however, that with respect to the Company's obligations under the IBM Agreement for Exchange of Confidential Information dated January 11, 1999, neither the Company, its successors nor its assigns has made the "San Francisco Know-How" generally available to the public.

                (b) Except as set forth in Schedule 3.11 (b), the Company has paid in full all amounts due and required to be paid as of the date hereof under each Material Agreement required to be identified and will have satisfied in full all of its liabilities, agreements and obligations thereunder due and required to be paid prior to the Closing, except where such failure to not pay or satisfy could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in Schedule 3.11 (b), all of the Material Agreements listed are in full force and effect. Except as set forth in Schedule 3.11 (b), the Company and each other party thereto have performed all of the obligations required to be due, paid or performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any Material Agreement except where any such failures to perform and defaults could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Controlling Shareholder has any present intention of not fully performing or expectation of not being able to fully perform any of their respective obligations under each Material Agreement, and neither the Company nor the Controlling Shareholder has any knowledge of any breach or anticipated breach by any other party to any contract or commitment to which the Company is a party. Except as set forth in Schedule 3.11 (b), there exists no actual or threatened termination, cancellation or limitation of the business relationship of the Company with any party to any such Material Agreement.

                (c) The Company has listed in Schedule 3.11 its ten largest customers for the fiscal year ended December 31, 1999 (determined on the basis of both revenues and bookings during such period), and the revenues and bookings for each customer during those periods. Except as set forth on Schedule 3.11, none of these customers has materially reduced or terminated, or has notified the Company in writing that it intends to materially reduce or terminate, the amount of its business with the Company.

        Section 3.12 LITIGATION.

                (a) There is no action, suit, investigation or proceeding pending against or, to the knowledge of the Company, threatened against or affecting, the Company or any of its assets before any court or arbitrator or any governmental body, agency or official, nor, to the knowledge of the Company is there any basis therefor. Neither the Company nor the Controlling Shareholder has knowledge that any such action, suit, investigation or proceeding will be brought against the Company.

                (b) Except as disclosed on Schedule 3.12, no director, officer or key employee of the Company has been convicted in a criminal proceeding, to the knowledge of the Company is a named subject of a criminal proceeding which is presently pending (excluding traffic violations and other minor offenses) or is to the knowledge of the Company the subject of a criminal investigation.

        Section 3.13 COMPLIANCE WITH LAWS AND COURT ORDERS; NO DEFAULTS. The Company is not in violation of, and has not since the Balance Sheet Date violated, any provisions of any laws, statutes, ordinances, regulations, administrative interpretations, judgements, injunctions, orders, policies or decrees of any court or governmental or administrative authority that are applicable to the Company or its assets, except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        Section 3.14 PROPERTIES.

                (a) Except as set forth on Schedule 3.14, the Company has good title to, or in the case of leased property has valid leasehold interests in, all personal property and assets (whether tangible or intangible) reflected on the Balance Sheet or acquired after the Balance Sheet Date, except for property and assets sold since the Balance Sheet Date in the ordinary and usual course of business consistent with past practices. The Company has a valid and insurable fee simple title to, or in the case of leased real property has valid leasehold interests in, all real property reflected on the Balance Sheet or acquired after the Balance Sheet Date. None of such property or assets (whether real or personal) is subject to any Liens, except:

                        (i) Liens disclosed on the Balance Sheet;

                        (ii) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheet); or

                        (iii) Liens disclosed on Schedule 3.14.

                (b) Except as set forth in Schedule 3.14, there are no developments affecting any such property or assets (whether real or personal) pending or, to the knowledge of the Company, threatened, which, individually or in the aggregate, might materially detract from the value of such property or assets, or materially interfere with the use of any such property or assets.

                (c) Except as set forth in Schedule 3.14, the plant and equipment owned by the Company has been maintained consistently with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted) and are adequate and suitable for their uses and, in the case of plants, buildings and other structures (including the roofs thereof), are structurally sound.

                (d) All real property has access to (i) public roads or valid easements for ingress to and egress from such property and (ii) water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, in each case as is necessary for the conduct of the business of the Company and none of the structures on any such owned or leased real property encroaches upon real property of another person, and no structure of any other person substantially encroaches upon any of such owned or leased real property.

                (e) Except as disclosed in Schedule 3.14, the property and assets owned or leased by the Company, or which it otherwise has the right to use, constitute all of the property and assets held for use or used in connection with the business of the Company and are adequate to conduct such business.

        Section 3.15 PRODUCTS.

                (a) Each of the products produced, developed or sold by the Company, when used in accordance with applicable documentation, is and at all times up to and including the sale thereof by the Company (a) has been in compliance in all material respects with all applicable federal, state, and local laws and regulations and (b) conforms in all material respects to any promises or affirmations of fact made on the container or label for such product or in connection with its sale, subject to returns, repairs, defects and allowances consistent with past practice.

                (b) The Company's software products are of commercially reasonable quality, however the Company and the Controlling Shareholder do not represent that there are no design defects (that is errors in logic) with respect to any of such products. None of such product documentation contains any warnings with respect to its contents and use, except as stated in Schedule 3.15(b).

                (c) Schedule 3.15(c) contains a list of all proprietary software products developed by the Company and currently licensed or distributed or used by the Company in its business, and any and all third party software incorporated therein, enhancements, upgrades, customizations, modifications and maintenance thereof (the "Software"). The Software containing or calling on a calendar function including, without limitation, functions that directly accesses the CPU clock, if any, and any function providing specific dates or days, or calculating spans of dates or days, records, stores, processes, provides, and, where appropriate, accurately reproduces and processes correct dates information provided to the Software, including, without limitation, dates and date calculations in and between the 20th and 21st centuries. Other than information that has been publicly made available by the vendor, to the Company's knowledge, all third party hardware or software incorporated into or used by the Software provides proper date information to the Software except where the lack thereof could not reasonably be expected to have a Material Adverse Effect.

                (d) The Software is not error free and is likely to have programming errors that impair or interrupt operation. The Software operates in substantial conformity with its user documentation and other descriptions and standards applicable thereto provided by the Company. The Company has used reasonable measures, consisting of scanning by means of commercially available scanning products to detect and remove any known virus. Except for "try-and-buy" demonstration licensing and except as stated in Schedule 3.15(d), the Company has not introduced into the Software any timer, clock, counter or other limiting design, instruction or routine designed or intended by the Company to erase data or programming or to cause a computer to become inoperable or otherwise incapable of being used in the full manner for which it was designed. Neither have the Company nor the Controlling Shareholder been informed that the non-proprietary software has any such problems.

        Section 3.16 INTELLECTUAL PROPERTY.

                (a) Schedule 3.16 contains a list of all Company Intellectual Property Rights that consists of registered copyrights, unregistered and registered trademarks, patents and patent applications ("Company Listed Intellectual Property Rights"), specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions, if any, by or in which such Intellectual Property Right is recognized without regard to registration or has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and (iv) licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any Person (other than licensees of the Company's products) is authorized to use such Intellectual Property Right, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. The Company disclaims any obligation to list unregistered copyrights or trade secrets.

                (b) The Company does not know of any Intellectual Property Rights not currently owned or licensed to the Company that are necessary for the operation of the Company's business as presently conducted. The Company has not performed any trademark search, and has not investigated any patent matters except those related to its patent applications. To the Company's knowledge, the Company Intellectual Property Rights will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. No Company Intellectual Property Rights are involved in any interference or re-examination or cancellation or opposition or abandonment proceeding, and neither the Company nor the Controlling Shareholder has been notified or alerted that any such proceeding will hereafter be commenced. Except as set forth in Schedule 3.16, neither the Company nor any Shareholder, as to itself, has, to the Company's or such Shareholder's knowledge, any basis for provoking or initiating an interference or opposition proceeding with respect to any Intellectual Property Rights held or used by others, and does not have any knowledge that Company Intellectual Property Rights are being infringed by others.

                (c) Except for any suits or proceedings that have been filed within 15 days hereof and of which the Company has no knowledge, the Company is not, and has not been, a defendant in any action, suit, investigation or proceeding relating to, and has not otherwise been notified of, any alleged claim or allegation of infringement relating to the Company Intellectual Property Rights, and (i) neither the Company nor the Company Intellectual Property Rights have infringed or are infringing on the intellectual property of any third party, and (ii) neither the Company nor the Controlling Shareholder has any knowledge of any continuing infringement by any third party of any Company Intellectual Property Right. Except as set forth on Schedule 3.16, the Company has not entered into any agreement to indemnify any other Person against any charge of infringement, misappropriation or other conflict with respect to any Intellectual Property Right.

                (d) The Company has delivered to Buyer correct and complete copies of all Company patents, patent applications, certificates of registration, applications for trademark or copyright registration, licenses, agreements, and permissions (as amended to date) relating to Company's Listed Intellectual Property Rights and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such Company Intellectual Property Right. With respect to each Company Intellectual Property Right:

                        (i) all patents, and registered copyrights, if any, included in the Company Listed Intellectual Property Rights are outstanding and not expired, and the Company knows of no grounds for invalidity of the same;

                        (ii) the Company has no knowledge that use of trademarks included in the Company Listed Intellectual Property Rights, infringe any third party rights;

                        (iii) the Company's patent applications have been prosecuted in good faith;

                        (iv) subject to license grants listed in this Agreement, the Company possesses the full ownership interest in and to the item;

                        (v) the item is not subject to any outstanding judgment, order, decree, stipulation, or injunction;

                        (vi) there is no complaint, action, suit, proceeding, hearing, investigation, claim, or demands pending or threatened which challenges the legality, validity, enforceability, use, or ownership of the Intellectual Property Right; and

                        (vii) the item is not subject to any lien, security interest or other encumbrance.

                (e) The Company has set forth on Schedule 3.16(e) and has supplied Buyer with correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date) granted to or from any third party with respect to such Intellectual Property Right. With respect to such licenses, sublicenses, agreements and permissions (as amended to date) to third parties:

                        (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect unless it has been terminated or has expired in accordance with its terms as indicated on Schedule 3.16(e)(i);

                        (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect and the Closing will not affect its validity;

                        (iii) the Company has no knowledge that a party to the license, sublicense, agreement, or permission is in breach or default, or that any event has occurred which with notice or lapse of time could constitute a breach or default or permit termination, modification, or acceleration thereunder;

                        (iv) the Company has no knowledge that a party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                        (v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct in all material respects with respect to the underlying license;

                        (vi) the underlying item of the Intellectual Property Right is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge; and

                        (vii) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or threatened which challenges the legality, validity, or enforceability of the underlying item of the Intellectual Property Right.

                (f) The Company owns the United States copyrights to the Software, except for the components licensed from third patties as listed on
Schedule 3.16(f) attached hereto. The Company has not transferred or encumbered such copyrights. The Company's software products do not infringe third party trade secret rights under United States laws. The Company knows of no patent or trademark infringement arising from the Software and has not been notified of the same.

                (g) The Company has obtained non-disclosure agreements with all persons and entities (including without limitation, employees and customers of the Company) to whom the Company has disclosed or provided access to the Company's Confidential Information, under which such parties have agreed to hold such information in confidence and not disclose the same, directly or indirectly, to any person not having authorized access to such information, without the express authorization of the Company.

                (h) The Company has taken all actions reasonably necessary or desirable to protect the Company Intellectual Property Rights, except that the Company has not registered any copyrights or trademarks and has made no non-US patent filings.

        Section 3.17 INSURANCE COVERAGE. Schedule 3.17 correctly describes each insurance policy and fidelity bond relating to the assets, business, operations, employees, officers or directors of the Company. Except as disclosed in Schedule 3.17, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been paid and the Company has otherwise complied in all material respects with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) are in full force and effect. Such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Company. Except as disclosed in Schedule 3.17, there is no (a) to the knowledge of the Company, threatened termination of, (b) premium increase with respect to, or (c) material alteration of coverage under, any of such policies or bonds. Except as disclosed in Schedule 3.17, the Company shall after the Closing continue to have coverage under such policies and bonds with respect to events occurring prior to the Closing.

        Section 3.18 LICENSES AND PERMITS.

                (a) Schedule 3.18 correctly describes each license, franchise, permit, consent and other similar authorization and all approvals of governmental or regulatory authorities affecting, or relating in any way to, the assets or business of the Company which are material to the Company (the "Permits") together with the name of the government agency or entity issuing such Permit. Except as set forth on Schedule 3.18, such Permits are valid and in full force and effect and none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby.

                (b) The Company has all Permits and all approvals of governmental or regulatory authorities as are required to operate its business as presently conducted and as presently proposed to be conducted in each state of the United States where it is engaged in such activity.

        Section 3.19 INVENTORIES. Except as listed on Schedule 3.19, all of the inventory of the Company reflected on the Balance Sheet or thereafter acquired (and not subsequently sold in the ordinary and usual course of business consistent with past practices) consists of items of a quality and quantity useable or saleable in the ordinary and usual course of business consistent with past practices, subject to appropriate reserves for inventory write-down which are set forth on the face of the Balance Sheet, at prices having a value equal to the amounts reflected on the Balance Sheet or, with respect to after-acquired inventory, at least equal to the cost thereof plus markups consistent with past practices. Each item of such inventory is valued on the Balance Sheet at the lower of cost (on a first-in-first-out basis) or market, in accordance with GAAP. Except as listed on Schedule 3.19, all items of inventory are located on premises owned or leased by the Company. The inventories and supplies of the Company are on the date hereof, at normal and adequate levels for the continuation of such business in the ordinary and usual course of business consistent with past practices.

        Section 3.20 LOANS, NOTES, ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE.
Schedule 3.20 provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of the Balance Sheet Date. Except as set forth on Schedule 3.20 and except for any receivables payable by Buyer, all receivables (a) have arisen only from bona fide transactions in the ordinary and usual course of business consistent with past practices, (b) represent valid obligations, (c) are current and collectible in the aggregate face amounts thereof without any counterclaim or set-off when due, except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable that are computed in a manner consistent with past practices and are reflected in the Balance Sheet or with respect to receivables arising subsequent to the Balance Sheet Date, in a manner consistent with the books and records of the Company, and (d) are owned by the Company free of all Liens. No discount or allowance from any receivable has been made or agreed to (other than customary payment discounts in the ordinary and usual course of business consistent with past practices), and none represents billings prior to actual sale of goods or provision of services. Accounts payable of the Company reflected on the Balance Sheet and all accounts payable arising after the Balance Sheet Date arose, and have arisen, from bona fide transactions.

        Section 3.21 OMITTED.

        Section 3.22 FINDERS' FEES. No investment banker, broker, finder or other intermediary is entitled to any fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

        Section 3.23 EMPLOYEES. Schedule 3.23 sets forth a true and complete list of the names, titles, annual salaries and other compensation of all officers of the Company and all other employees of the Company, and except as disclosed on Schedule 3.23, none of such employees has provided notice, written or oral, to the Company or the Controlling Shareholder that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within three years after the Closing Date. Except as disclosed on
Schedule 3.23, to the knowledge of the Company, no employee of the Company is subject to any secrecy or noncompetition agreement or any agreement or restriction of any kind that could impede in any material way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company as currently operated after the Closing Date. No third party has claimed that any person employed by or affiliated with the Company has violated or may be violating any of the terms or conditions of his past employment, noncompetition or nondisclosure agreement with such third party, or disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

        Section 3.24 LABOR MATTERS. The Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, failure to comply with which or engagement in which, as the case may be, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no unfair labor practice complaint pending or threatened against the Company before the National Labor Relations Board.

        Section 3.25 ENVIRONMENTAL MATTERS. The Company is not in violation of any federal, state, or local Environmental Laws applicable to it or its properties, or any material limitations, restrictions, conditions, standards, obligations or timetables contained in any Environmental

Law. No notice or action alleging such violation is pending or, to the knowledge of the Company, threatened, and, except as disclosed on Schedule 3.25, no past or present condition or practice of the businesses conducted by the Company would prevent continued compliance with any Environmental Permits or give rise to any common law or statutory liability or otherwise from the basis of any claim, action or proceeding with respect to the Company involving any Hazardous Substances. To the Company's knowledge, the Company has no Environmental Liability.

        Section 3.26 CERTAIN PRACTICES. Neither the Company nor any of its directors, officers or, to the knowledge of the Company, employees has, directly or indirectly, given or agreed to give any significant rebate, gift or similar benefit to any supplier, customer, governmental employee or other person who was, is or may be in a position to help or hinder the Company (or assist in connection with any actual or proposed transaction).

        Section 3.27 RECORDS. The minute books of the Company, as previously made available to the Buyer, accurately reflect all formal corporate action of the stockholders and the board of directors of the Company and the stock certificate books and stock transfer ledgers are complete and correct in all respects with respect to the matters set forth therein.

        Section 3.28 NO INDEMNIFICATION LIABILITIES. To the knowledge of the Company, there are no existing liabilities that require the Company to indemnify its officers or directors for acts or omissions by such persons acting on behalf of the Company or, except for the Company's Certificate of Incorporation and bylaws, existing agreements to provide indemnification for such liabilities.

        Section 3.29 FULL DISCLOSURE. No representation or warranty of the Company or the Controlling Shareholder made in this Agreement or any of the Transaction Documents, including any schedules or exhibits hereto or thereto, nor any written statement furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, furnished to Buyer by the Company or the Controlling Shareholder, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading. There is no fact or information known to the Company which the Company has not disclosed to the Buyer in writing which the Company presently believes has or could have a Material Adverse Effect other than any changes in the prospects of the Company which result from developments affecting general economic or industry conditions.

        Section 3.30 DISCLOSURE SCHEDULES. Nothing in the Disclosure Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Disclosure Schedule identifies the exception sufficiently for the relevance and substance of the exception to be reasonably apparent to a reasonable person. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself or the nature and relevance of the exception would be reasonably apparent to a reasonable person on the basis of the information included in the Schedule). The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs in this Section 3.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

        Each of the Shareholders hereby severally represents and warrants to Buyer, as to himself or herself only, as of the date hereof and as of the Closing Date, as follows:

        Section 4.01 TITLE TO SECURITIES AND SHARES. Each Shareholder owns the securities set forth opposite its name in columns B, C and D of Schedule 1 hereto (which in the aggregate represent all of the issued and outstanding shares of capital stock of the Company) free and clear of any Lien, restriction on sale or transfer (other than restrictions imposed by applicable securities laws, the Company's Certificate of Incorporation, and the shareholder agreements to which such shareholder is a party which are listed on Schedule 4.01), preemptive right, limitations on voting rights or options and has the authority to dispose of such the securities set forth opposite its name in columns B, C and D of Schedule 1 and the Shares pursuant to this Agreement.

        Section 4.02 SHAREHOLDER POWER AND AUTHORITY. Each Shareholder has the legal capacity and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which such Shareholder is a party. This Agreement has been duly executed and delivered by each Shareholder and constitutes the legal, valid and binding obligation of such Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion. Each of the Transaction Documents to which such Shareholder is a party, when executed and delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion.

        Section 4.03 EFFECT OF AGREEMENT ON THE SHAREHOLDERS. Except as disclosed in Schedule 4.03, neither the execution and delivery of this Agreement nor the Transaction Documents to which each Shareholder is a party nor the consummation of the transactions contemplated hereby or thereby will (i) result in the acceleration, breach or termination of, or the creation in any party of the right to accelerate, terminate, modify, cancel or require any notice under, any contract, lease, license, instrument or other arrangement, or other obligation or liability to which such Shareholder is a party or is bound or to which the Shareholder's assets are subject, (ii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction or decree applicable to the Shareholder by which any of its respective properties or assets is bound or affected, or (iv) result in the creation of any Lien upon (A) any of the securities set forth opposite each Shareholder's name in columns B, C, and D of Schedule 1 hereto, (B) the Shares, or (C) any assets, tangible or intangible, of each such Shareholder.

        Section 4.04 LITIGATION. There are no claims, actions, suits, arbitrations, grievances, proceedings or investigations pending or, to the knowledge of such Shareholder, threatened against such Shareholder, at law, in equity or before any federal, state, municipal or other governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that could reasonably be expected to have an adverse effect on such Shareholder's ability to transfer the Shares to Buyer, or the value of such Shares or such Shareholder's ability or to consummate the transactions contemplated hereby.

        Section 4.05 SHAREHOLDER AGREEMENTS. Except as set forth on Schedule 4.05, there are no agreements, written or oral, between the Company and any Shareholder or between any Shareholders, relating to the acquisition (including, without limitation, rights of first refusal, pre-emptive rights and anti-dilution rights), disposition, registration under the Securities Act, as amended, or other similar rights with respect to the Company Securities. Except as set forth on Schedule 4.05, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

        Section 4.06 FULL DISCLOSURE. No representation or warranty of the Shareholders made in this Agreement, nor any written statement furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, heretofore furnished to Buyer by the Shareholders, contains or will contain any statement which constitutes an untrue statement of a material fact or fails or will fail to state a material fact which was necessary to make the statements or facts contained herein or therein not misleading.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to the Company and the Shareholders as follows:

        Section 5.01 CORPORATE EXISTENCE AND POWER. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and as contemplated to be conducted by Buyer. Buyer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        Section 5.02 CORPORATE AUTHORIZATION AND AUTHORITY. Buyer has the corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party. This Agreement, and the other Transaction Documents to which it is a party, have been duly authorized and approved by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and assuming that it has been duly executed and delivered by the Company and the Shareholders, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion. Each of the Transaction Documents to which Buyer is a party, when executed and delivered in accordance with the terms hereof and assuming that each such Transaction Document has been duly executed and delivered by the other parties thereto, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion.

        Section 5.03 GOVERNMENTAL AUTHORIZATION. Except as set forth in Schedule 5.03, the execution, delivery and performance by Buyer of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency, or official, except for those previously made or which will be made prior to Closing.

        Section 5.04 EFFECT OF AGREEMENT ON BUYER. Except as set forth in
Schedule 5.04, neither the execution and delivery of this Agreement nor the Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, violate or result in a breach of any provision of the certificate of incorporation or bylaws of Buyer, (ii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction or decree applicable to Buyer or by which any of its assets is bound or affected which could reasonably be expected to have a Material Adverse Effect, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject which could reasonably be expected to have a Material Adverse Effect.

        Section 5.05 FINDERS' FEES. Except as previously disclosed by Buyer to the Company, no investment banker, broker, finder or other intermediary is entitled to any fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by Buyer.

        Section 5.06 INVESTMENT. The Buyer is not acquiring the Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                                   ARTICLE VI

                            COVENANTS OF THE PARTIES

        Section 6.01 BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Each of the parties agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement. Each of the parties agrees that it shall not take any action that is intended or could reasonably be expected to cause such party to fail to perform and fulfill all conditions and obligations to be fulfilled or performed by such party hereunder, or that is intended or could reasonably be expected to cause the transactions contemplated hereby not to be fully and timely consummated.

        Section 6.02 CERTAIN FILINGS. Each of the parties shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

        Section 6.03 PUBLIC ANNOUNCEMENTS. Each of the parties acknowledges the importance of appropriate disclosures in positioning the relationship between the two companies to the distribution channel, the press, customers and others. The Company and the Shareholders agree to make no press releases or other public announcements regarding this Agreement without Buyer's prior written consent.

        Section 6.04 NONCOMPETITION; NONSOLICITATION. In order that Buyer may have and enjoy the benefit of the acquisition of the Company, none of the Shareholders who are officers, directors or employees of the Company shall directly or indirectly, for a period of two years commencing on the Closing Date, (a) engage (as owner, stockholder, partner or otherwise, except as a holder of fewer than 5% of the outstanding shares or other equity interests of a company whose shares or other equity interests are publicly traded) in any business which competes with the business of the Company as a developer and marketer of software products as such business is conducted by the Company at the time of the Closing; (b) solicit work from, or perform work for, any Person know by such Shareholder to be a customer of the Company for work substantially similar to work performed by the Company for the customer; (c) induce any employee of the Company to engage in any activity in which such Shareholder is prohibited from engaging by clause (a) or to terminate his or her employment with the Company or Buyer and will not knowingly directly or indirectly employ or offer employment to any person who was employed by the Company unless such person shall have been terminated without cause or ceased to be employed by the Company or the Buyer for a period of at least six months; or (d) make any statement or take any action intended to impair the goodwill or the business reputation of the Company or the Buyer, or to be otherwise detrimental to the interests of the Company or the Buyer, including any action or statement intended, directly or indirectly, to benefit a competitor of the Company or the Buyer. It is expressly understood and agreed that although the Shareholders and Buyer consider the restrictions contained in this Section 6.04 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time and territory or any other restriction contained in this Section
6.04 is an unenforceable restriction against any Shareholder, the provisions of this Section 6.04 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this
Section 6.04 is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein. Notwithstanding any other provision of this Section 6.04, the obligations of the Shareholders under this Section 6.04 shall terminate immediately if Buyer materially breaches its obligation to make the Earn-Out payments described in Article II and the Schedules relating thereto, which Buyer, after notification of such breach, has not promptly cured.

        Section 6.05 CONFIDENTIALITY. Each Shareholder will treat and hold as such all Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Company or destroy, at the request and option of the Company, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any Shareholder is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Person will promptly notify the Company of the request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Section 6.05. If, in the absence of a protective order or the receipt of a waiver hereunder, any Shareholder is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Person may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Person shall use his or her best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

        Section 6.06 NO NEGOTIATIONS. Until the termination of this Agreement in accordance with its terms: neither the Company nor any Shareholder shall initiate discussions with, engage in negotiations with, or provide any information to any corporation, partnership, person or other entity or group involving the possible sale, directly or indirectly, transfer or joint venture with the Company, its business or assets, or the capital stock of the Company to any person or entity other than Buyer.

        Section 6.07 ACCESS TO COMPANY AND THE SHAREHOLDERS. Until the Closing, the Buyer shall:

            (a) furnish to the Company and the Shareholders and their representatives during such period all such information regarding the Buyer as such Persons may reasonably request;

            (b) promptly make full disclosure to the Company of all material facts that come to Buyer's attention including, without limitation, material facts relating to Buyer's efforts to obtain additional equity or other funding, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Buyer's business, both prior to and after the Closing.

                                   ARTICLE VII

                        TAX REPRESENTATIONS AND COVENANTS

        The Company and the Controlling Shareholder jointly and severally represent, warrant and covenant to Buyer as of the date hereof and as of the Closing Date as follows:

        Section 7.01 TAX DEFINITIONS. The following terms, as used herein, have the following meanings:

        "Pre-Closing Tax Period" means any Tax period ending on or before the close of business on the Closing Date or, in the case of any Tax period which includes, but does not end on, the Closing Date, the portion of such period up to and including the Closing Date.

        "Tax" means (a) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, corporate excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition-to-tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax (a "Taxing Authority"), (b) any liability of the Company for the payment of any amount of the type described in clause (a) above as a result of being a member of an affiliated, consolidated, combined or unitary group, and (c) any liability of the Company for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amounts of the type described in clauses (a) or (b) above as a result of any express or implied obligation to indemnify any other Person.

        "Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax, credit, charitable deduction carryover or any other credit or tax attribute which could reduce Taxes (including, without limitation, credits or other tax attributes which could reduce alternative minimum Taxes).

        "Tax Sharing Agreement" means any existing Tax sharing agreements or arrangements (whether or not written) binding the Company and any other agreement or arrangement (including any arrangement required or permitted by law) which (a) requires the Company to make any Tax payment to or for the account of any other person, (b) affords any other person to utilize any Tax Asset of the Company to reduce such other person's Taxes, (c) affords the Company the right to utilize any Tax Asset of any other person to reduce any Taxes of the Company, (d) requires or permits the transfer or assignment of income, revenues, receipts, or gains, or (e) requires or permits the Company to determine its Tax liability by taking into account or by reference to the Tax liability, income, revenues, receipts or gains of any other person.

        Section 7.02 TAX REPRESENTATIONS AND COVENANTS.

            (a) Except as set forth in on Schedule 7.02(a).

                (i) all Tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of the Company (collectively, the "Returns") have been or will be timely filed when due in accordance with all applicable laws, except where the failure to file would not subject the Company to any liabilities (including any interest, penalties or addition-to-tax);

                (ii) as of the time of filing, the Returns correctly reflected (and, as to any Returns not filed as of the date hereof, will correctly reflect) in all material respects the facts regarding the income, business, assets, operations, activities and status of the Company and any other information, as required to be shown therein;

                (iii) all Taxes due and payable (whether shown on or reportable on the Returns) have been timely paid, or withheld and remitted to the appropriate Taxing Authority;

                (iv) the charges, accruals and reserves for Taxes with respect to the Company for any Pre-Closing Tax Period (including any Pre-Closing Tax Period for which no Return has yet been filed) reflected on the Balance Sheet (excluding any provision for deferred income taxes), as adjusted for operations and transactions in the ordinary and usual course of business consistent with past practices since the date of the Balance Sheet, are adequate to cover such Taxes;

                (v) the Company is not delinquent in the payment of any Tax nor has it requested any extension of time within which to file any Return, which Return has not yet been filed;

                (vi) the Company has not granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired;

                (vii) there is no claim, audit, action, suit, proceeding, or investigation now pending or, to the knowledge of the Company, threatened (including, any issues that, to the knowledge of the Company and the Controlling Shareholder, may be raised by any Taxing Authority) against or with respect to the Company in respect of any Tax or Tax Asset;

                (viii) the Company has not filed any request for ruling or determination of any Taxing Authority in respect of any Tax which has been denied during the past five years or which is pending;

                (ix) the Company does not own any interest in real property in the State of New York or in any other jurisdiction in which a Tax is imposed on the transfer of a controlling interest in an entity that owns any interest in real property;

                (x) the Company has not been a member of an affiliated, consolidated, combined or unitary group and is not liable for the taxes of any other Person;

                (xi) all information set forth in the notes to the Balance Sheet relating to Tax matters is true and complete;

                (xii) the Company is not a party to any Tax Sharing Agreement or is otherwise under any obligation to pay any third party an amount with respect to any Tax;

                (xiii) since the Balance Sheet Date, neither the Company nor any Affiliate of the Company has, to the extent it may affect or relate to the Company, made or changed any tax election, changed any annual tax accounting period, adopted or changed any method of tax accounting, filed any amended Return, entered into any closing agreement, settled any Tax claim or assessment, surrendered any right to claim a Tax refund, or consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment, if any such action would have the effect of increasing the Tax liability or decreasing any Tax Asset of the Company;

                (xiv) since the Balance Sheet Date, the Company has not reserved any amount for or made any payment of Taxes to any other person or any Taxing Authority except for such Taxes as were due or payable to the Taxing Authority or had been properly estimated in accordance with applicable law as applied in a manner consistent with past practices of the Company; and

                (xv) the Company is not and has not been a United States real property holding corporation with the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code and Buyer is not required to withhold tax on the purchase of the Shares of the Company by reason of Section 1445 of the Code. The Company is not a "consenting corporation" under Section 341(f) of the Code. The Company has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense pursuant to Section 162(m) or 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. The Company has not been the "distributing corporation" (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the 3-year period ending as of the date of this Agreement. The Company has not agreed, nor is it required to make, any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise. The Company is not a party to any joint venture, partnership or other agreement, contract or arrangement (either in writing or verbally, formally or informally) which could be treated as a partnerships for federal income tax purposes. The Company is in compliance with the terms and conditions of any applicable Tax exemptions, Tax agreements or Tax orders of any government to which it may be subject or which may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

            (b) Schedule 7.02(b) contains a list of all jurisdictions (whether foreign or domestic) to which any Tax is properly payable by the Company.

            (c) Schedule 7.02(c) contains an accurate description of current audit issues relating to any Tax, and Schedule 7.02(c) contains copies of revenue agent's or similar reports furnished by any Taxing Authority to the Company for any taxable year.

            (d) The Company has no net operating losses or other tax attributes presently subject to limitation under Code Sections 382, 383, or 384.

            (e) The Company has furnished Buyer with true and complete copies of all federal and state income or franchise tax returns for all periods ending on and after December 31, 1995.

            (f) The amounts set forth on Schedule 7.02(f) reflect, with respect to each holder of a Purchased Option, the correct amounts of (i) income Tax withholding, (ii) other amounts required to be withheld, including FICA and FUTA, and (iii) Company employment Taxes, in connection with the exercise of the Purchased Options.

                                  ARTICLE VIII

                                EMPLOYEE BENEFITS

        The Company and the Controlling Shareholder jointly and severally represent, warrant and covenant to Buyer as of the date hereof and as of the Closing Date as follows:

        Section 8.01 EMPLOYEE BENEFITS DEFINITIONS. The following terns, as used herein, shall have the following meanings:

        "Benefit Arrangement" means each employment, severance or other similar contract, arrangement or policy or any plan or arrangement (whether or not written) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which is entered into, maintained or contributed to, as the case may be, by the Company or any of its ERISA Affiliates.

        "Employee Plan" means any "employee benefit plan," as defined in Section 3(3) of ERISA, that is maintained, administered or contributed to by the Company or any of its ERISA Affiliates. Benefit Arrangements and Employee Plans are sometimes referred to herein as a "Plan" or "Plans."

        "ERISA Affiliate" means each trade or business, whether or not incorporated, which would be treated as a single employer with the Company under
Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code.

        Section 8.02 REPRESENTATIONS AND WARRANTIES REGARDING THE PLANS.
Schedule 8.02 sets forth a complete list of all Plans. Neither the Company nor any ERISA Affiliate contributes or have ever contributed to any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and the Company has not incurred any material liability under Sections 4062, 4063 or 4201 of ERISA. Any Plan maintained by the Company which is intended to be qualified under either
Section 401(a) or 501(c)(9) of the Code is so qualified. The Internal Revenue Service has issued a determination letter confirming the qualified status of each such Plan and the tax-exempt status of the related trust, and nothing has occurred since the date of such favorable determination letter that could adversely affect the qualification of the Plan and its related trust. Each Plan has been administered in all material respects in accordance with the terms of such Plan and the provisions of any and all applicable statutes, orders or governmental rules or regulations, including without limitation ERISA and the Code, and nothing has been done or omitted to be done with respect to any Plan that would result in any material liability on the part of the Company under ERISA or the Code. All reports required to be filed with respect to all Plans have been timely filed, except where the failure to so file could not have, individually or in the aggregate, a Material Adverse Effect. None of the Plans is a pension plan subject to Title IV of ERISA. The Plans have no unfunded benefit liabilities, and all contributions to the Plans under the minimum funding requirements of Section 412 of the Code have been made. Except as disclosed in Schedule 8.02, all claims for welfare benefits incurred by employees on or before the Closing are or will be fully covered by third-party insurance policies or programs. Except as disclosed in Schedule 8.02, and except for continuation of health coverage to the extent required under Section 4980B of the Code or as otherwise set forth in this Agreement, there are no obligations under any Benefit Arrangement providing health or other welfare benefits after termination of employment. Except as disclosed in Schedule 8.02, there has been no amendment to employee participation or coverage under any Benefit Arrangement which would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the most recent fiscal year. All reports, forms and other documents required to be furnished to employees, former employees or beneficiaries with respect to any Plan have been timely filed and furnished and are accurate, except where the failure to so furnish could not have, individually or in the aggregate, a Material Adverse Effect. All contributions for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) have been made, or will be made prior to the Closing Date, by the Company or an ERISA Affiliate. All insurance premiums have been paid in full, or will be paid in full prior to the Closing Date, subject only to normal retrospective adjustments in the ordinary course, with regard to the Plans for plan years ending on or before the Closing Date. With respect to each Plan:

                    (1) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available;

                    (2) no action or claims (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) are pending, or, to the knowledge of the Company, threatened or imminent against or with respect to the Plan, any employer who is participating (or who has participated) in any Plan or any fiduciary (as defined in Section 3(21) of ERISA), of the Plan;

                    (3) neither the Company nor any fiduciary has any knowledge of any facts that could give rise to any such action or claim; and

                    (4) it provides that it may be amended or terminated at any time and, except for benefits protected under Section 411(d) of the Code, all benefits payable to current, terminated employees or any beneficiary may be amended or terminated by the Company or the relevant ERISA Affiliate at any time without liability.

        Neither the Company nor any ERISA Affiliate has any liability or is threatened with any liability (whether joint or several) (i) for any excise tax imposed by Sections 4971, 4975, 4976,

4977 or 4979 of the Code, or (ii) to a fine under Section 502 of ERISA. All of the Plans, to the extent applicable, are in compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Sections 601 through 608 of ERISA. True, correct and complete copies of all documents creating or evidencing any Plan have been delivered to the Buyer, and true, correct and complete copies of all reports, forms and other documents required to be filed with any governmental entity or furnished to employees, former employees or beneficiaries (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports for all plans subject to ERISA, but excluding individual account statements and tax forms) have been delivered to the Buyer. There are no negotiations, demands or proposals which are pending or have been made which concern matters now covered, or that would be covered, by the type of agreements required to be listed in Schedule 8.02. All expenses and liabilities relating to all of the Plans have been fully and properly accrued on the Company's books and records and disclosed in accordance with generally accepted accounting principles and in Plan financial statements. All expenses and liabilities for all periods prior to the Closing Date relating to all of the Plans that are maintained by or contributed to by the Company shall have been fully paid as of the Closing Date.

        Section 8.03 REPRESENTATIONS AND COVENANTS REGARDING NO THIRD PARTY BENEFICIARIES. No provision of this Article VIII shall create any third-party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company in respect of continued employment (or resumed employment) with the Company and no provision of this
Article VIII shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Benefit Arrangement or any plan or arrangement that may be established by the Company after the Closing Date. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any Plan of the Company.

                                   ARTICLE IX

                  COVENANTS OF THE COMPANY AND THE SHAREHOLDERS

        The Company and the Shareholders (or certain of them, as applicable) covenant and agree with Buyer that at all times prior to the Closing or termination of this Agreement (or after the Closing in the case of Section 9.02(b)).

        Section 9.01 COOPERATION. The Shareholders shall use their best efforts in good faith to perform and fulfill and to cause the Company to perform and fulfill, all conditions and obligations to be fulfilled or performed by them hereunder to the end that the transactions contemplated hereby will be fully and timely consummated. The Shareholders shall not take any action that is intended or could reasonably be expected to cause the Company or any Shareholder to fail to perform and fulfill all conditions and obligations to be fulfilled or performed by the Company or any shareholder hereunder, OR that is intended or could reasonably be expected to cause the transactions contemplated hereby not to be fully and timely consummated. Each Shareholder shall use its best efforts in good faith to satisfy, perform and fulfill all conditions and obligations to be fulfilled or performed it hereunder, to the end that the transactions contemplated hereby will be fully and timely consummated. Each Shareholder agrees to vote and shall vote in favor of or consent to any and all actions required to be approved by it in order to consummate the transactions contemplated hereby.

        Section 9.02 ACCESS.

            (a) Until the Closing, the Shareholders shall:

                (i) give and shall cause the Company to give Buyer, its attorneys, accountants and other authorized representative complete access, upon reasonable notice and at reasonable times, to the Company's offices, assets, properties, customers, suppliers, employees, products, technology, business and financial records, contracts, business plans, budgets and projections, agreements, commitments and other documents and information concerning the Company and persons employed by or doing business with the Company;

                (ii) furnish and cause the Company to furnish Buyer and its representatives during such period all such information as such representatives may reasonably request;

                (iii) cooperate and cause the officers, employees, consultants, agents, accountants and attorneys of the Company to cooperate with the representatives of Buyer in connection with such review and examination; and

                (iv) promptly make full disclosure to Buyer of all facts that come to any Shareholder's attention that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (b) At or promptly following the Closing, if requested by Buyer, the Shareholders shall deliver or shall cause to be delivered to Buyer all records relating to the Company that are in any Shareholder's possession or in the possession of any Shareholder's accountants, attorneys and other third parties.

        Section 9.03 INSURANCE. The Company shall maintain with its current insurers or with other financially sound insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

        Section 9.04 COMPLIANCE WITH LAWS. The Company shall conduct its business in compliance, in all material respects, with all laws, rules, regulations, statutes, ordinances and other legal requirements.

        Section 9.05 KEEPING OF BOOKS AND RECORDS. The Company shall keep and maintain adequate records and books of account, in which complete entries will be made in accordance with the Company's past practices consistently applied, reflecting all financial transactions and in which all proper reserves for depreciation, depletion, obsolescence, amortization, Taxes, bad debts and other purposes in connection with its business shall be made.

        Section 9.06 ACTIONS PRIOR TO CLOSING. Except as consented to in writing by Buyer, the Company shall conduct its business pending the Closing only in the ordinary and usual course of business consistent with past practices. Except as expressly contemplated by this Agreement or as consented to in writing by Buyer, from the Effective Date to the Closing Date:

            (a) no Shareholder shall sell, transfer or pledge, or authorize or propose the sale, transfer or pledge, of any of the securities set forth opposite its name in columns B, C and D of Schedule 1 hereto, the Shares, or other equity interests relating to such securities or consent to such securities becoming subject to any Lien;

            (b) Except in accordance with Schedule 9.06(b) or as otherwise contemplated by this Agreement, the Company shall not take any action to cause, and shall not:

                (i) issue, sell, transfer or pledge, or authorize or propose the issuance, sale, transfer or pledge, of (A) shares of capital stock of any class (including the Common Stock), or other securities relating to the capital stock or other securities of the Company, or (B) any other securities in respect of, in lieu of or in substitution for the Shares except for employee options granted in the ordinary and usual course of business consistent with past practices;

                (ii) redeem, repurchase or otherwise reacquire any of its outstanding securities (including the Common Stock);

                (iii) delete, add, amend or alter any term of any outstanding security of the Company;

                (iv) declare, accrue, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on or in respect of any share of capital stock or other securities of the Company;

                (v) make any acquisition of assets or securities, any disposition of assets or securities, or any change in its capitalization, or enter into any contract or release or relinquish any contract or other rights other than (A) in the ordinary course of business consistent with past practices and (B) where such action could not reasonably be expected to have a Material Adverse Effect;

                (vi) incur, assume or guarantee any indebtedness for borrowed money other than in the ordinary and usual course of business consistent with past practices exceeding $10,000, individually or in the aggregate, or permit the Company's assets to become subject to any Lien;

                (vii) propose or adopt any amendments or restatements to the Certificate of Incorporation or bylaws of the Company;

                (viii) enter into, consummate or become a party to any transaction for the merger or consolidation of or by the Company with any other corporation or entity, or any acquisition by it of all or any part of the stock or the business or assets, other than inventory or equipment in the ordinary and usual course of business consistent with past practices, of any other natural person, firm, association, corporation or other entity or business organization;

                (ix) enter into, consummate or become party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                (x) create or take any action relating to the creation of, any subsidiary or purchase or take any action relating to the purchase of any equity interest in any other entity;

                (xi) enter into, consummate or become party to any transaction or series of transactions calling for the expenditure of $50,000 or more;

                (xii) execute, amend or modify any contract, agreement, franchise, permit, or license other than (A) in the ordinary course of business consistent with past practices and (B) where such action could not reasonably be expected to have a Material Adverse Effect;

                (xiii) waive any right or rights of the Company (alleged, contingent or otherwise), or fail to satisfy when due any liability of the Company other than (A) in the ordinary course of business consistent with past practices and (B) where such action could not reasonably be expected to have a Material Adverse Effect;

                (xiv) enter into, amend, restate or modify in any respect any employment agreement or adopt, amend, restate or modify in any respect any employee benefit plans or suffer any ERISA Affiliate to adopt, amend, restate or modify in any respect any employee benefit plan;

                (xv) loan or advance to, enter into, or amend any agreement, arrangement or transaction with, any of the officers, directors, consultants, or employees (or to or with any of their Immediate Family Members) of the Company or its Affiliates, or any business or entity in which any of their officers, directors, consultants, agents or employees (or any Immediate Family Member) has any direct or indirect interest in excess of 5%, except for compensations at rates not exceeding the rates of compensation in effect as of the date hereof and advances made to officers, directors, consultants, agents or employees of the Company for ordinary and customary business expenses in reasonable amounts;

                (xvi) except as required by law or GAAP after notification to and consultation with Buyer, change any of its accounting methods, principles or practices or change any depreciation or amortization policies or rates;

                (xvii) except as required by law after notification to and consultation with Buyer, make any Tax election; or

                (xviii) agree in writing or orally to take any of the foregoing actions or any other action which could cause any representation or warranty in this Agreement to be untrue.

        Section 9.07 NOTICE OF CHANGES; UPDATES.

            (a) Until the Closing, the Company and the Shareholders shall notify Buyer in writing of any change in the business of the Company that could have a Material Adverse Effect as soon as it becomes apparent to any of such parties that any such change has occurred or could reasonably be expected to occur.

            (b) The Company and the Shareholders shall give Buyer prompt written notice if the Company or any Shareholder becomes aware of any event, condition, fact or circumstance: (i) that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in or a material breach of any representation, warranty or covenant made by the Company or any Shareholder under this Agreement and which was unknown to the Company or any Shareholder on the date of this Agreement; or (ii) that occurs or arises or exists after the date of this Agreement and that causes a material inaccuracy in or a material breach of any representation, warranty or covenant made by the Company or any Shareholder in this Agreement.

        Section 9.08 PRESERVATION OF BUSINESS. Until the Closing, the Company and the Shareholders will use their best efforts to preserve the Company's business organization intact, and to preserve its goodwill. Without limiting the generality of the foregoing or any other covenant contained herein, the Company will timely perform all obligations required of the Company under the contracts and permits listed or required to be listed on the schedules to this Agreement except to the extent that non-performance could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

        Section 9.09 LITIGATION. The Company and the Shareholders will promptly notify the Buyer in writing of any lawsuits claims, proceedings or investigations which are threatened or commenced against or by the Company or against any employee, consultant or director of the Company or against the Shareholders or their Affiliates in connection with their ownership of the securities set forth opposite its name in columns B, C and D of Schedule 1 hereto, the Shares or the transactions contemplated hereby.

        Section 9.10 CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES. From the date hereof up to and including the Closing Date or the termination of this Agreement: (a) the Company shall conduct its business in a manner such that the representations and warranties contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, except for changes and the consequences of events arising in the ordinary and usual course of business consistent with past practices after the date hereof or which are permitted or contemplated in this Article IX and none of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (b) the Shareholders will advise Buyer promptly in writing of any condition or circumstance occurring from the date hereof up to and including the Closing Date which could cause any representation or warranty of the Company or the Shareholders to become untrue.

        Section 9.11 OBLIGATIONS OF AFFILIATES. Except as specifically set forth in this Agreement on or before the Closing Date, each Shareholder shall cause the Company to and each Shareholder (severally and jointly) will and will cause its Affiliates to: (a) cause all debts owed by any Shareholder or of its Affiliates to the Company, to be paid or discharged in full; and (b) terminate any ongoing agreements (except indemnification obligations of the Company to its officers and directors pursuant to its bylaws or Certificate of Incorporation) between the Company on the one hand and such Shareholder and its Affiliates on the other, all without any expense to the Company (or any reduction in the gross assets reflected on the Balance Sheet or acquired since the date thereof), so that following the Closing Date the Company shall have no obligations of any kind or nature to any Shareholders or their Affiliates except for those specified in this Agreement. Moreover, the Shareholders hereby release and forever discharge the Company, and its directors, officers, employees, agents, successors and assigns from and against any and all claims, demands, liabilities, obligations, damages, costs, expenses, actions and causes of action, in law or in equity, known or unknown, which the Shareholders ever had or now have against the Company as of the date hereof. Notwithstanding the foregoing, the Shareholders do not release the Company from (i) claims directly resulting from the Company's willful misconduct or fraud; (ii) covenants, obligations, or liabilities explicitly set forth in this Agreement; (iii) the Company's obligations under any agreement to which it is a party, which is intended to remain in effect after the Closing; or (iv) the Shareholders' rights under this Agreement, any other Transaction Document or any agreement, certificate or undertaking of the Company delivered expressly pursuant thereto.

        Section 9.12 CONSENTS. The Company shall use its best efforts to obtain the consents to the transactions contemplated by this Agreement as required by the agreements listed or required to be listed on Schedule 3.04.

                                    ARTICLE X

                              CONDITIONS TO CLOSING

        Section 10.01 CONDITIONS TO OBLIGATIONS OF THE PARTIES. The obligations of each of the parties to consummate the Closing shall be conditioned upon the satisfaction or waiver (in whole or in part) of each of the following conditions concurrently with or prior to Closing:

            (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this agreement or any of the Transaction Documents shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending: nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the sales contemplated hereby, which makes the consummation of such sales unlawful, void, voidable or unenforceable under applicable law, rules and regulations of any governmental authority, domestic or foreign.

            (b) Government Approvals. Buyer, the Company and the Shareholders shall have obtained all other authorizations, consents, orders and approvals required from or of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental authorities required for the consummation of the transactions contemplated by this Agreement.

            (c) Contractual Consents. The Company shall have given all notices to, and obtained all consents, approvals or authorizations of or from, any individual, corporation or other party which is necessary to permit the consummation of the transactions contemplated hereby and by each of the Transaction Documents including, without limitation, any consents required under contracts and agreements listed on Schedule 3.11 to which the Company is a party or by which it is bound, or which may be required to permit the change of ownership of the Company; provided, however, that the Company and the Shareholders may not invoke the terms of this Section 10.01(c) unless and until each such party has used its best efforts to obtain such consents, approvals and authorizations under any third party contracts to which the Company is a party or by which its assets are or may become bound.

            (d) Exhibits. Buyer, the Company and the Shareholders, as the case may be, shall have delivered all Exhibits referred to herein required to be provided to each other party, in such form as shall be reasonably acceptable to the receiving party.

        Section 10.02 CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the Closing shall be conditioned upon the satisfaction or waiver (in whole or in part) of each of the following conditions concurrently with or prior to Closing:

            (a) All issued and outstanding shares of Preferred Stock shall have been converted into shares of Common Stock;

            (b) Any and all stockholders agreements shall have been terminated;

            (c) Any and all employment agreements between the Company and the employees of the Company shall have been terminated;

            (d) The Company and the Shareholders shall have performed and complied with all of their obligations hereunder required to be performed or complied with by them on or prior to the Closing Date, and the representations and warranties of the Company and the Shareholders contained in this agreement and in any certificate or other writing delivered by the Company pursuant hereto, shall be true and correct as of the Closing Date;

            (e) Buyer shall have received the Shapiro, Israel & Weiner, P.C. Opinion;

            (f) All requisite approvals from governmental agencies and consents from third parties listed or required to be listed on Schedule 3.03 shall have been obtained;

            (g) The Company shall have title to the Software free and clear of any Liens or other restrictions;

            (h) Buyer shall have received the Officer's Certificate;

            (i) Buyer shall have received a copy of the Employment Agreements, duly and validly executed by such employees designated by Buyer;

            (j) Buyer shall have received a certificate of good standing and a copy of the Company's Certificate of Incorporation, each certified by the Secretary of State of the State of Delaware, as of a date within five (5) business days preceding the Closing Date;

            (k) All of the Purchased Options shall have been fully vested and exercised and all shares of Common Stock required to be issued pursuant to such exercise shall have been validly and duly issued, fully paid and non-assessable shares;

            (1) The Cancelled Options shall have been cancelled and no longer represent a right to acquire shares of Common Stock;

            (m) Nothing shall have occurred or be threatened that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

            (n) All actions, proceedings, consents, instruments and documents required to be delivered by, at the behest or direction of, the Company and the Shareholders hereunder or incident to its or their performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to Buyer and its counsel.

        Section 10.03 CONDITIONS TO OBLIGATION OF THE COMPANY AND THE SHAREHOLDERS. The obligation of the Company and the Shareholders to consummate the Closing shall be conditioned upon the satisfaction or waiver (in whole or in part) of each of the following conditions concurrently with or prior to Closing:

            (a) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, and the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true and correct as of the Closing Date;

            (b) The Company shall have received the Buyer's Officer's
Certificate;

            (c) The Company shall have received the Morrison & Foerster Opinion;

            (d) Buyer shall have delivered 90% of the Purchase Price as provided in Article II of this Agreement;

            (e) The Company shall have received evidence that Buyer has delivered 10% of the Purchase Price to the Escrow Agent; and

            (f) Nothing shall have occurred or be threatened that could reasonably be expected to prevent the achievement of the Earn-Out or Buyer from being able to pay the Earn-Out according to the terms of this Agreement.

            (g) All actions, proceedings, consents, instruments and documents required to be delivered by, at the behest or direction of, Buyer hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Company and its counsel.

                                   ARTICLE XI

                            SURVIVAL; INDEMNIFICATION

        Section 11.01 SURVIVAL. (i) The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall, subject to Section 11.02(a)(ii), survive the Closing for a period from the Closing Date through the one year anniversary of the Closing; (ii) the covenants, agreements, representations and warranties contained in Sections 6.04 and 6.05 shall survive for the period of time specified therein; (iii) the covenants, agreements, representations and warranties contained in Section 3.25 and Articles VII and VIII shall survive until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof); and (iv) the covenants, agreements, representations and warranties contained in Sections 3.01, 3.02, 3.05, 4.01, 4.02, 5.01 and 5.02 shall survive indefinitely.

        Section 11.02 INDEMNIFICATION OBLIGATIONS.

            (a) Indemnification by the Shareholders.

                (i) The Shareholders shall indemnify, defend and hold harmless Buyer and its Affiliates (the "Indemnification Obligations") from, against and in respect of any and all claims, damages, losses, deficiencies, liabilities, assessments, judgments, costs, fees and expenses (including attorneys fees and reasonable expenses) (collectively, "Damages") resulting from, relating to or arising out of (A) any misrepresentation, inaccuracy in or breach of representations or warranties of the Company or any Shareholder hereunder, (B) any failure to perform, satisfy, or observe or the non-fulfillment of any agreement or covenant on the part of the Company or any of the Shareholders hereunder, (C) any claim by any former or other equity interest owner of the Company for any prior transaction involving shares of capital stock or other equity interests of the Company or any predecessor entity, and (D) any and all actions, suits, proceedings, demands, assessments, judgments, costs (including attorneys' fees) and legal and other expenses incident to any of the foregoing or to the enforcement of this Article XI; provided, however, that in no event shall the Shareholders be liable to Buyer for any Damages incurred or suffered by Buyer unless and until the amount of all such Damages incurred or suffered by the Buyer, in the aggregate, exceed $150,000, in which event the Shareholders shall indemnify the Buyer for and in respect of, and hold the Buyer harmless from and against, any and all such Damages back to and including the first dollar of such Damages, up to the amount held in the Escrow; and provided, further, that for purposes of determining the amount of Damages for the breach of any representation, warranty or covenant in this Agreement that contains a materiality qualifier, such representation, warranty or covenant shall be deemed breached where the Damages relating thereto, individually or in the aggregate, are in excess of $25,000 (which Damages, once such $25,000 threshold has been surpassed, shall be included in full in determining whether the aggregate amount of Damages exceeds the $150,000 amount set forth in the next preceding proviso); and provided, further, that in determining the amount of any indemnity, there shall be taken into account any insurance proceeds or other similar recovery or offset realized, directly or indirectly, by the indemnified party; and provided, further, that the aggregate liability for all the Shareholders for any breaches of this Agreement and the other Transaction Documents shall not exceed the Escrow Amount, but nothing contained in this Section 11.02 shall be deemed to limit or restrict in any manner (whether by time, amount, procedure or otherwise) any remedy at law or in equity to which Buyer may be entitled as a result of actual fraud by the Shareholders or the Company.

                (ii) The Indemnification Obligations shall survive the Closing as follows: (A) with respect to Section 11.01(i) for the period from the Closing Date through the one year anniversary of the Closing; and (B) with respect to 11.01(ii), (iii) and (iv) for the period of time specified therein; provided, however, that the Indemnification Obligations shall survive the time at which it would otherwise terminate under this Section 11.02(a)(ii) if notice of the breach giving rise to the right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

            (b) The Shareholders acknowledge that their indemnification obligations hereunder relate solely to their capacities as former Shareholders of the Company, and accordingly, such indemnification obligations set forth in this Article XI shall not entitle the Shareholders, or any current or former officer, director or employee of the Company, to any indemnification from the Company under the Company's Certificate of Incorporation or bylaws, this Agreement, any of the other Transaction Documents, or any other agreement.

            (c) Indemnification by Buyer. Buyer shall indemnify, defend and hold harmless the Shareholders from, against and in respect of any and all Damages resulting from, relating to or arising out of any (i) misrepresentation, inaccuracy or breach of any representation or warranty of the Buyer hereunder,
(ii) any failure to perform, satisfy, or observe or the non-fulfillment of any agreement or covenant of the Buyer hereunder, or (iii) any and all actions, suits, proceedings, demands, assessments, judgments, costs (including attorneys' fees) and legal and other expenses incident to any of the foregoing or to the enforcement of this
Article XI; provided that the Buyer's indemnification obligation shall not exceed the Escrow Amount.

        Section 11.03 METHOD OF ASSERTING CLAIMS, ETC. All claims for indemnification under this Article XI shall be asserted and resolved as follows:

            (a) In the event that any claim or demand for which an indemnifying party would be liable to an indemnified party hereunder is asserted against or sought to be collected by a third party, the indemnified party shall:

                (i) promptly notify the indemnifying party of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice"); provided, however, that the failure of an indemnified party to give notice as provided herein shall not relieve an indemnifying party of its obligations under this Article XI, except to the extent the indemnifying party is materially prejudiced thereby;

                (ii) an indemnifying party shall have fifteen (15) calendar days from its receipt of the Claim Notice (the "Notice Period") to notify the indemnified patty (x) whether or not the indemnifying party disputes its liability to the indemnified party hereunder with respect to such claim or demand, and (y) if the indemnifying party does or does not dispute such liability, whether or not the indemnifying party desires, at its sole cost and expense, to defend the indemnified party against such claim or demand; provided, however, that the indemnified party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it shall deem necessary or appropriate to protect its interests;

                (iii) in the event that the indemnifying party notifies the indemnified party within the Notice Period that the indemnifying party desires to defend against such claim or demand, then except as hereinafter provided, the indemnifying party shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or diligently prosecuted to final conclusion; provided, however, that the indemnifying party shall not, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of an unconditional release from all liability in respect of such Damages or which requires action on the part of such indemnified party or otherwise subjects the indemnified party to any obligation or restriction to which it would not otherwise be subject;

                (iv) if the indemnified party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense; provided, however, that the indemnifying party shall pay such expense if representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to material differing interests between the indemnified party and any other party represented by such counsel in such proceeding;

                (v) if, in the opinion of the indemnified party, any such claim or demand involves an issue or matter which could have a Material Adverse Effect on the indemnified party, or an Affiliate of the indemnified party, the indemnified party shall have the right to control the defense or settlement of any such claim or demand, and its costs and expenses thereof shall be included as part of the indemnification obligations of the indemnifying party hereunder and, with respect to subsections (iv) and (v) the indemnifying party shall make available to the indemnified party any documents and materials in his or her possession or control that may be necessary or useful to such defense; provided that, the indemnifying party shall not be bound by any determination of a settlement effected without its prior consent (which shall not be unreasonably withheld) if such settlement does not relieve it of such liabilities under such claim.

                (vi) if the indemnifying party disputes the indemnifying party's liability with respect to such claim or demand or elects not to defend against such claim or demand, whether by not giving timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the indemnifying party or by the indemnified party (but the indemnified party shall not have any obligation to contest any such claim or demand), then that portion thereof as to which such defense is unsuccessful, shall be conclusively deemed to be a liability of the indemnifying party hereunder (subject, if the indemnifying party has timely disputed liability, to a determination that the disputed liability is covered by these indemnification provisions).

            (b) In the event the indemnified party should have a claim against the indemnifying party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the indemnified party shall promptly send a Claim Notice with respect to such claim to the indemnifying party. If the indemnifying party does not notify the indemnified party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the indemnifying party hereunder.

            (c) Nothing herein shall be deemed to prevent any indemnified party from making a claim hereunder for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand and the estimated amount thereof to the extent then feasible and the indemnified party has reasonable grounds to believe that such a claim or demand will be made.

            (d) A final determination of a disputed claim as to Damages shall be
(i) as to third party claims, a judgment of any court determining the validity of a disputed claim, if no appeal is pending from such judgment or if the time to appeal therefrom has elapsed, (ii) as between the Company, the Shareholders and/or the Buyer an award of any arbitration determining the validity of such disputed claim; (iii) a written agreement as to the termination of the dispute with respect to such claim signed by all of the parties thereto or their attorneys, (iv) a written acknowledgement of the indemnifying party that he or it no longer disputes the validity of such claim, or (v) such other evidence of final determination of a disputed claim as shall be acceptable to the parties.

        Section 11.04 ARBITRATION. All disputes under this Article XI and all other controversies or claims arising out of or relating to this Agreement, or the breach thereof, not subject to a third-party claim, if not otherwise settled without resort to litigation, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in New York, New York. One independent arbitrator shall be selected by the indemnifying party or parties, one independent arbitrator shall be selected by the indemnified party, and the third arbitrator shall be chosen by the first two arbitrators chosen. The cost and expense of arbitration shall be shared equally by the parties to the arbitration, regardless of which party or parties prevail. The arbitration shall be conducted in accordance with the following time schedule unless otherwise mutually agreed to in writing by the parties: (i) parties to the arbitration proceeding shall each appoint their respective arbitrator within fifteen (15) business days after the end of the Notice Period;
(ii) within five (5) business days thereafter, such arbitrators shall appoint the third arbitrator; (iii) within ten (10) business days after the appointment of the third arbitrator, parties to the arbitration proceeding shall provide all documents, records and supporting information reasonably necessary to resolve the dispute; and (iv) within fifteen (15) business days after the date the above records are due, the arbitrators shall render their decision. The decision or award of the arbitrators shall be final and binding upon the parties hereto to the same extent and to the same degree as if the matter had been adjudicated by a court of competent jurisdiction and shall be enforceable under the Federal Arbitration Act.

        Section 11.05 PAYMENT.

            (a) To secure the indemnification obligations of the Shareholders to Buyer set forth in Section 11.02, ten percent (10%) of the Purchase Price shall be deposited into the Escrow in accordance with Section 2.04 hereof and the terms of the Escrow Agreement. In the event that any amounts are due and owing to Buyer under the indemnification provisions of this Article XI, Buyer shall
(i) be entitled to offset such amounts against the Escrow Amount pursuant to the terms and provisions of the Escrow Agreement, and (ii) not be entitled to seek any indemnification amounts in excess of the Escrow Amount, except as otherwise expressly permitted under the terms and provisions of this Agreement with respect to claims of actual fraud by the Shareholders or the Company.

            (b) Except as set forth in Section 11.05(a), in the event that any party is required to make any payment under this Article XI, such party shall promptly pay the indemnified party the amount so determined. If any Damages are suffered by Buyer, its Affiliates or the Company, resulting in any insurance recovery to such parties, Buyer hereby agreeing that Buyer, its Affiliates or the Company shall pursue recovery from such insurance with all due diligence, then the amount of such Damages payable by the Shareholders shall be limited, in addition to the other limitations set forth herein, to the excess over and above any insurance proceeds actually received by such parties. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article XI, the party from which indemnification is due shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Article XI and the portion, if any, theretofore paid shall bear interest as provided in Section 11.05(d). Upon the payment in full of any claim, either by setoff or otherwise, the party or entity making payment shall be subrogated to the rights of the indemnified party against any person, firm, corporation or other entity with respect to the subject matter of such claim. The Escrow Amount shall be placed in an interest bearing account, which interest shall be payable, pro rata, to the party that receives the principal portion relating thereto pursuant to the terms of this Agreement and the Escrow Agreement.

            (c) Subject to the provisions of Section 12.02 and 11.07, and subject to the right of the Shareholders to seek money damages in excess of the Escrow Amount in the event Buyer breaches its obligations to pay the Earn-Out, the indemnification provisions of this Article XI are the sole and exclusive remedy, at law or in equity, that any party may have against any other party for breach of any representation, warranty, or covenant contained in this Agreement or any other Transaction Document (excluding from such term, for purposes of the limitation contained in this Section, any employment agreement, offer letter or option agreement between Buyer and any Stockholder).

            (d) If all or part of any indemnification obligation under this Agreement is not paid when due, then the indemnifying party or parties shall pay the indemnified party or parties interest on the unpaid amount of the obligation for each day from the date the amount became due until payment in full, payable on demand, at the fluctuating rate per annum, which at all times shall be the lowest rate of interest generally charged from time to time by the Bank of America and publicly announced by such bank as its so-called "prime rate."

        Section 11.06 NO CONTRIBUTION. Each Shareholder waives, and acknowledges and agrees, that he, she, it and they will not have and will not exercise or assert (or attempt to exercise or assert), any right of contribution, right of subrogation, right of indemnity or other similar right or remedy against the Company, with respect to any action or failure to act by the Company occurring on or prior to the Closing or in connection with any actual or alleged breach of any representation, warranty, covenant or other obligation or agreement set forth in this Agreement or any certificate delivered in connection with this Agreement.

        Section 11.07 EQUITABLE RELIEF. In the event of a breach or threatened breach by the Shareholders of Sections 6.04 or 6.05 hereof, regarding noncompetition, nonsolicitation and restrictions on transfer, each Shareholder hereby consents and agrees that Buyer shall be entitled to an injunction or similar equitable relief restraining the breaching party from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by such Shareholder under any such provision, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Other than as provided in this Agreement, nothing herein shall be construed as prohibiting Buyer, the Company or the Shareholders from pursuing any other remedies at law or in equity which it may have.

        Section 11.08 THE REPRESENTATIVE.

            (a) With respect solely to the Escrow Agreement and the provisions of this Article XI and the negotiations of the Technical Milestones pursuant to
Section 2.02, the Shareholders hereby authorize, direct and appoint Neeraj Sangal to act as the sole and exclusive agent, attorney-in-fact and representative of the Shareholders (the "Representative"), and hereby further authorize and direct the Representative (i) to take any and all actions (including, without limitation, executing and delivering any and all agreements, instruments, certificates and other documents, incurring any and all costs and expenses for the account of the Shareholders (which costs and expenses shall constitute Damages incurred or suffered by Buyer within the meaning of this
Article XI) and making any and all determinations which may be required or permitted under this Article XI, Section 2.02 or the Escrow Agreement to be taken by the Shareholders or the Representative, (ii) to exercise such other rights, power and authority as are authorized, delegated and granted to the Representative hereunder in connection with this Article XI, Section 2.02 and the Escrow Agreement, and (iii) to exercise such rights, power and authority as are incidental to the foregoing. Any such actions taken, exercises of rights, power or authority, and any decision or determination made by the Representative consistent therewith, shall be absolutely and irrevocably binding on each Shareholder as if such Shareholder personally had taken such action, exercised such rights, or authority or made such decision or determination in such Shareholder's individual capacity. Notwithstanding anything to the contrary contained in this Agreement, with respect to the specific matters set forth in this Article XI and Section 2.02, (i) each Shareholder hereby irrevocably relinquishes such Shareholder's right to act independently and other than through the representative, except with respect to the removal of the Representative or appointment of a successor Representative as provided in
Section 11.08(b) hereof, and (ii) no Shareholder shall have any right under this Agreement or otherwise to institute any suit, action or proceeding against the Company or the Buyer, with respect to any such matter, any such right being irrevocably and exclusively delegated to the Representative. The Representative hereby acknowledges and accepts the foregoing authorization and appointment and agrees to serve as the Representative in accordance with the terms of this Agreement.

            (b) The Representative shall serve as Representative until his resignation, removal from such position of responsibility, incapacity or death; provided, however, that the Representative shall not have the right to resign without (i) prior written notice to the Shareholders, and (ii) selecting a successor representative reasonably satisfactory to the Buyer who shall serve until a successor thereto is elected by the Shareholders. The Representative may be removed at any time, and a successor representative reasonably satisfactory to Buyer may be appointed pursuant to written action by the Shareholders who, immediately prior to the Closing Date, held shares of Common Stock constituting at least a majority of all such shares then outstanding. Any successor to the Representative shall, for purposes of this Agreement, be deemed to be, from the time of the appointment thereof in accordance with the terms hereof, the Representative, and from and after such time, the term "Representative" as used herein and therein shall be deemed to refer to such successor. No appointment of a successor shall be effective unless and until such successor agrees in writing to be bound by the terms of this Agreement.

            (c) The Representative shall be permitted to independently retain counsel, consultants and other advisors and shall promptly notify Buyer after retaining any such person.

            (d) The provisions of this Section 11.08 shall in no way impose any obligations on the Buyer, and notwithstanding any notice received by Buyer to the contrary (except any notice of the appointment of a successor Representative approved by the Buyer in accordance with Section 11.08(b) hereof), Buyer (i) shall be entitled to rely upon and shall be fully protected in relying upon, and shall have no liability to the Shareholders with respect to, and shall, subject to all of the provisions of this Article XI, be indemnified by the Shareholders for, from and against any and all liability arising out of actions, decisions and determination of the Representative, which liabilities shall constitute Damages within the meaning of this Article XI, and (ii) shall be entitled to assume that all actions, decisions and determinations of the Representative are fully authorized by the Shareholders for all purposes.

            (e) The Representative shall not be liable to the Shareholders for the performance of any act, or the failure to act, provided the Representative acted or failed to act in good faith and in a manner such Representative reasonably believed to be in the scope of such Representative's authority under this Agreement and for a purpose which such Representative reasonably believed to be in the best interests of the Shareholders, considered together as a group.

                                   ARTICLE XII

                                   TERMINATION

        Section 12.01 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

            (a) by mutual written agreement of the parties;

            (b) by any party if the Closing shall not have been consummated on or before March 15, 2000;

            (c) by any party if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

            (d) by Buyer if there has been, since the date of this Agreement, any Material Adverse Effect, or any development reasonably expected to result in a prospective Material

Adverse Effect in the business affairs or business prospects of the Company, whether or not arising in the ordinary and usual course of business consistent with past practices.

        Section 12.02 EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 12.01, termination shall be without liability of either party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement. The provisions of Sections 3.22, 5.05, 6.05 and the confidentiality provisions of Buyer and BEA Systems, Inc. incorporated herein by the last sentence of Section
13.10 shall survive any termination hereof pursuant to Section 12.01. Notwithstanding the foregoing, if this Agreement is terminated due to (i) the willful failure by either party to fulfill a condition to the performance of the obligations of the other party or (ii) the breach by either party in the performance of such party's covenants or agreements hereunder, the party who has failed to fulfill such condition or who has breached any such covenants or agreement shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach.

                                  ARTICLE XIII

                                  MISCELLANEOUS

        Section 13.01 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be deemed to have been given if delivered personally, mailed by certified mail (return receipt requested) or sent by cable, telegram, telecopier or recognized overnight delivery service to the patties at the following addresses or at such other addresses as, specified by the parties by like notice:

  If to Buyer:                   WebGain, Inc.
                                 Attention: General Counsel
                                 385 Moffett Park Drive
                                 Sunnyvale, California 94089
                                 Telephone: (408) 542-4000
                                 Fax: (408) 734-9234

  With a copy to:                Morrison & Foerster LLP
                                 1290 Avenue of the Americas
                                 New York, NY 10104
                                 Attention: Lorraine Massaro
                                 and John L. Cleary, II
                                 Telephone: (212) 468-8045
                                 Fax: (212) 468-7900

  and with a copy to:            BEA Systems, Inc.
                                 2315 North First Street
                                 San Jose, CA 95131

                                Attention: General Counsel

  If to the Company:            Tendril Software, Inc.
                                200 Baker Avenue, #307
                                Concord, MA 01742
                                Attention: Neeraj Sangal
                                Telephone: (978) 318-9477
                                Fax: (978) 318-9676

  With a copy to:               Shapiro, Israel & Weiner, P.C.
                                100 North Washington Street
                                Boston, Massachusetts 02114
                                Attention: Gene Landy
                                Telephone: (617) 742-4200
                                Fax: (617) 742-2355

  If to the Shareholders        Tendril Software, Inc.
  or the Controlling            200 Baker Avenue, #307
  Shareholder:                  Concord, MA 01742
                                Attention: Neeraj Sangal
                                Telephone: (978) 318-9477
                                Fax: (978) 318-9676

Notice so given shall be deemed given and received (i) if by mail on the fourth calendar day after posting; (ii) by cable, telegram, telecopier, telex of personal delivery on the date of actual transmission or (as the case may be) personal or other delivery; and (iii) if by overnight courier, on the next business day following the day such notice is delivered to the courier service.

        Section 13.02 MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties affected by such amendment.

        Section 13.03 WAIVERS AND CONSENTS. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. Subject to the limitations set forth herein, the election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

        Section 13.04 INTERPRETATION. The parties hereto acknowledge and agree that: (a) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement (except with respect to the disclosure schedules, which are the sole responsibility of the Company) and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

        Section 13.05 RELIANCE. The parties hereto agree that, notwithstanding any right of any party to this Agreement to investigate the affairs of any other party to this Agreement. The party having such right to investigate shall have the right to rely fully upon the representations and warranties of the other party expressly contained in this Agreement and the certificates expressly delivered hereby.

        Section 13.06 EXPENSES. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated; provided, however, that Buyer shall pay the first $100,000 of such fees and expenses and all such fees and expenses billed to or incurred by the Company in connection with this Agreement in excess of such $100,000 shall be borne by the Stockholders pro rata based upon their respective proportionate interest set forth under column E of Schedule 1 hereto. The aggregate of such fees and expenses of the Stockholders and the Company incurred in connection with this Agreement are set forth on Schedule 13.06 hereto, which fees and expenses shall be paid directly to such third parties by Buyer at the Closing in accordance with the written instructions given to the Buyer by the Company or the Representative at the Closing.

        Section 13.07 SUCCESSORS ACRD ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto except that Buyer may transfer or assign, in whole or, from time to time, in part, to one or more direct or indirect subsidiaries or affiliates, any or all of its rights and obligations under this Agreement, including but not limited to the right to purchase all or a portion of the Shares, but no such transfer or assignment will relieve Buyer of its obligations hereunder or adversely affect the

Company or the timing of the transactions contemplated hereby. Any purported assignment in violation of this Agreement shall be void.

        Section 13.08 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of California, without regard to the conflicts of law rules of such state.

        Section 13.09 COUNTERPARTS; THIRD PARTY BENEFICIARIES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures on this Agreement may be communicated by facsimile transmission and shall be binding upon the parties transmitting the same by facsimile transmission. Counterparts with original signatures shall be provided within seven (7) days of the applicable facsimile transmission, provided, however, that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of the Agreement. If executed in counterparts, the Agreement shall be effective as if simultaneously executed. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

        Section 13.10 ENTIRE AGREEMENT. This Agreement, together with all appendices, schedules and exhibits identified in this Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. Notwithstanding, the first two sentences of this Section, Sections 6 and 7 of the Letter of Intent dated December 16, 1999 shall survive and Buyer joins in the covenants therein made by BEA Systems, Inc.

        Section 13.11 SPECIFIC PERFORMANCE. Each of the parties hereto agrees that any breach by it of any provision of this Agreement would irreparably injure the other party and that money damages would be an inadequate remedy therefore. Accordingly, each of the parties hereto agrees that the other party shall be entitled to one or more injunctions enjoining any such breach or requiring specific performance of this Agreement and consents to the entry thereof, this being in addition to any other remedy to which the non-breaching party is entitled hereunder.

        Section 13.12 KNOWLEDGE. Whenever the term to the "knowledge" of the Company, the Controlling Shareholder or the Shareholders, or a similar phrase, is used in this Agreement, such phrase shall mean the (i) actual knowledge of such persons, in addition to the knowledge of the Company's officers, directors and employees with responsibility for the matters in question, which shall be imputed to such persons, and (ii) knowledge that could have been obtained with respect to those matters which would cause a reasonable person, in a similar position, to investigate the matter further and which could have been obtained from such investigation.

        IN WITNESS WHEREOF, the parties hereto have duly executed or, if a corporation, have caused this Agreement to be duly executed by their respective authorized officers, as of the day and year first above written.

                                       WEBGAIN, INC.

                                       By /s/ JOSEPH MENARD
                                          --------------------------------------
                                          Joseph Menard, President

TENDRIL SOFTWARE, INC.

By
   ------------------------------------
        Neeraj Sangal, President

CONTROLLING SHAREHOLDER:


---------------------------------------
Neeraj Sangal

OTHER SHAREHOLDERS:


---------------------------------------
Matthew Russell


---------------------------------------
Jim Goetz


---------------------------------------
Peter Santeusanio


---------------------------------------
Edward Farrell


---------------------------------------
Karl Leiberherr


---------------------------------------
Nicholas Kimball


---------------------------------------
Coleen Helmer


---------------------------------------
Ken Silva

     IN WITNESS WHEREOF, the parties hereto have duly executed or, if a corporation, have caused this Agreement to be duly executed by their respective authorized officers, as of the day and year first above written.

                                       WEBGAIN, INC.

                                       By
                                          --------------------------------------
                                          Joseph Menard, President



TENDRIL SOFTWARE, INC.

By /s/ NEERAJ SANGAL
   ------------------------------------
   Neeraj Sangal, President

CONTROLLING SHAREHOLDER:

/s/ NEERAJ SANGAL
---------------------------------------
Neeraj Sangal

OTHER SHAREHOLDERS:


---------------------------------------
Matthew Russell


---------------------------------------
Jim Goetz


---------------------------------------
Peter Santeusanio

/s/ EDWARD FARRELL
---------------------------------------
Edward Farrell

/s/ NEERAJ SANGAL, ATTORNEY-IN-FACT
---------------------------------------
Karl Leiberherr

/s/ NICHOLAS KIMBALL
---------------------------------------
Nicholas Kimball


---------------------------------------
Coleen Helmer

/s/ KEN SILVA
---------------------------------------
Ken Silva

     IN WITNESS WHEREOF, the parties hereto have duly executed or, if a corporation, have caused this Agreement to be duly executed by their respective authorized officers, as of the day and year first above written.

                                       WEBGAIN, INC.

                                       By
                                          --------------------------------------
                                          Joseph Menard, President

TENDRIL SOFTWARE, INC.

By
   ------------------------------------
        Neeraj Sangal, President

CONTROLLING SHAREHOLDER:


---------------------------------------
Neeraj Sangal

OTHER SHAREHOLDERS:

/s/ MATTHEW RUSSELL
---------------------------------------
Matthew Russell


---------------------------------------
Jim Goetz


---------------------------------------
Peter Santeusanio


---------------------------------------
Edward Farrell


---------------------------------------
Karl Leiberherr


---------------------------------------
Nicholas Kimball


---------------------------------------
Coleen Helmer


---------------------------------------
Ken Silva

     IN WITNESS WHEREOF, the parties hereto have duly executed or, if a corporation, have caused this Agreement to be duly executed by their respective authorized officers, as of the day and year first above written.


                                       WEBGAIN, INC.

                                       By
                                          --------------------------------------
                                          Joseph Menard, President

TENDRIL SOFTWARE, INC.

By
   ------------------------------------
        Neeraj Sangal, President

CONTROLLING SHAREHOLDER:


---------------------------------------
Neeraj Sangal

OTHER SHAREHOLDERS:


---------------------------------------
Matthew Russell

/s/ JIM GOETZ
---------------------------------------
Jim Goetz


---------------------------------------
Peter Santeusanio


---------------------------------------
Edward Farrell


---------------------------------------
Karl Leiberherr


---------------------------------------
Nicholas Kimball


---------------------------------------
Coleen Helmer


---------------------------------------
Ken Silva

     IN WITNESS WHEREOF, the parties hereto have duly executed or, if a corporation, have caused this Agreement to be duly executed by their respective authorized officers, as of the day and year first above written.

                                       WEBGAIN, INC.

                                       By
                                          --------------------------------------
                                          Joseph Menard, President

TENDRIL SOFTWARE, INC.


By
   ------------------------------------
        Neeraj Sangal, President

CONTROLLING SHAREHOLDER:


---------------------------------------
Neeraj Sangal

OTHER SHAREHOLDERS:


---------------------------------------
Matthew Russell


---------------------------------------
Jim Goetz

/s/ PETER SANTEUSANIO
---------------------------------------
Peter Santeusanio


---------------------------------------
Edward Farrell


---------------------------------------
Karl Leiberherr


---------------------------------------
Nicholas Kimball


---------------------------------------
Coleen Helmer


---------------------------------------
Ken Silva

     IN WITNESS WHEREOF, the parties hereto have duly executed or, if a corporation, have caused this Agreement to be duly executed by their respective authorized officers, as of the day and year first above written.

                                       WEBGAIN, INC.

                                       By
                                          --------------------------------------
                                          Joseph Menard, President

TENDRIL SOFTWARE, INC.


By
   ------------------------------------
        Neeraj Sangal, President

CONTROLLING SHAREHOLDER:


---------------------------------------
Neeraj Sangal

OTHER SHAREHOLDERS:


---------------------------------------
Matthew Russell


---------------------------------------
Jim Goetz


---------------------------------------
Peter Santeusanio


---------------------------------------
Edward Farrell


---------------------------------------
Karl Leiberherr


---------------------------------------
Nicholas Kimball

/s/ COLEEN HELMER
---------------------------------------
Coleen Helmer


---------------------------------------
Ken Silva

                        LIST OF SCHEDULES AND EXHIBITS*


SCHEDULE 1 - Tendril Software Shareholders

SCHEDULE 2.02 - Technical Milestones

Exhibit A - Form of Escrow Agreement

Exhibit B - Form of Buyer Stock Option Agreement

Exhibit C - Buyer's Officer's Certificate

Exhibit D - Morrison & Foerster LLP Opinion

Exhibit E - Shapiro, Israel & Weiner, P.D. Opinion

Exhibit F - Officer's Certificate

Exhibit G - Offer Letters


* Omitted Schedules and Exhibits will be furnished supplementally to the Commission upon request.